Exhibit 99.1

TRANSAMERICA

401(k) RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective as of January 1, 2014)

Table of Contents

ARTICLE I	GENERAL	1
1.1	Adoption and Restatement Effective Date	1
1.2	Schedules	1

ARTICLE II	DEFINITIONS	1
2.1	“Account”	1
2.2	“Accounting Date”	1
2.3	“Actual Contribution Percentage”	2
2.4	“Actual Deferral Percentage”	2
2.5	“Age”	2
2.6	“Anniversary Year”	2
2.7	“Automatic Contribution Arrangement”	2
2.8	“Beneficiary”	2
2.9	“Break in Service”	2
2.10	“Catch-up Contributions”	2
2.11	“Code”	3
2.12	“Company”	3
2.13	“Company Stock”	3
2.14	“Compensation”	3
2.15	“Covered Employee”	5
2.16	“Default Tax Deferred Contributions”	5
2.17	“Default Percentage”	5
2.18	“Effective Date”	5
2.19	“Eligible Employee”	5
2.20	“Employee”	5
2.21	“Employer”	6
2.22	“Employer Matching Contributions”	6
2.23	“Employer Matching Contributions Account”	6
2.24	“Employment Commencement Date”	6
2.25	“Entry Date”	6
2.26	“ERISA”	6
2.27	“Excess Contributions”	6
2.28	“Forfeitures”	6
2.29	“Forfeiture Account”	6
2.30	“Highly Compensated Group”	6
2.31	“Hour of Service”	7
2.32	“Leased Employee”	7
2.33	“Key Employee”	8
2.34	“Non-Highly Compensated Group”	8
2.35	“Non-Key Employee”	8
2.36	“Participant”	8
2.37	“Plan”	8
2.38	“Plan Administrator”	8
2.39	“Plan Year”	8

2.40	“Qualified Domestic Relations Order”	8
2.41	“Related Company”	8
2.42	“Related Defined Contribution Plan”	9
2.43	“Retirement Date”	9
2.44	“Rollover Contributions”	9
2.45	“Rollover Contributions Account”	9
2.46	“Roth Contributions”	9
2.47	“Roth Contributions Account”	9
2.48	“Section 415 Compensation”	9
2.49	“Surviving Spouse”	9
2.50	“Tax Deferred Contributions”	9
2.51	“Tax Deferred Contributions Account”	9
2.52	“Tax Deferred Election”	10
2.53	“Termination Date”	10
2.54	“Total and Permanent Disability” or “Totally and Permanently Disabled”	10
2.55	“Trustee(s)”	10
2.56	“Trust Agreement”	10
2.57	“Year of Service”	10

ARTICLE III	PARTICIPATION	10
3.1	Eligibility for Participation	10
3.2	Continued Participation	11
3.3	Participation Not Contract of Employment	11

ARTICLE IV	CONTRIBUTIONS	11
4.1	Tax Deferred Contributions, Default Tax Deferred Contributions, Roth Contributions, and Employer Matching Contributions	11
4.2	Automatic Contribution Arrangement	12
4.3	Catch-Up Contributions	13
4.4	Military Leaves of Absence	13
4.5	Tax Deferred Election	13
4.6	Non-Discrimination Test for Tax Deferred Contributions	14
4.7	Non-Discrimination Test for Employer Matching Contributions	16
4.8	Distribution of Excess Contributions	17
4.9	Limitations on Amount of Employer Contributions	18
4.10	Rollover Contributions	19

ARTICLE V	PARTICIPANTS’ ACCOUNTS	19
5.1	Participants’ Accounts	19
5.2	Allocation and Crediting of Employer Contributions	20
5.3	Limitation on Amount Credited to Participants	20
5.4	Reduction of Contributions	20
5.5	Allocation of Forfeitures	20

ARTICLE VI	PLAN ACCOUNTING	21
6.1	Adjustments to Plan Accounts	21
6.2	Statement of Accounts	21

ARTICLE VII	TRUST FUND, INVESTMENT FUNDS AND INVESTMENT ELECTIONS	22
7.1	Investment Funds	22
7.2	Investment Election Procedures	22
7.3	Transfers Between Investment Funds	22
7.4	Special Company Stock Fund Provisions	22
7.5	Special Self-Directed Account Provisions	23
7.6	Investment of Cash	23
7.7	Unrelated Business Tax Liability	23

ARTICLE VIII	VESTING	24
8.1	Fully Vested Benefits	24
8.2	Partially Vested Benefits	24
8.3	Forfeiture Accounts and Forfeitures	24

ARTICLE IX	DISTRIBUTIONS, LOANS AND WITHDRAWALS	25
9.1	Manner of Making Payments	25
9.2	Distribution of Plan Accounts in the Form of an Annuity	26
9.3	Pre-Retirement Survivor Annuity	29
9.4	Time for Distribution	29
9.5	Required Minimum Distributions	30
9.6	Facility of Payment	35
9.7	Interests Not Transferable	35
9.8	Absence of Guaranty	35
9.9	Designation of Beneficiary	35
9.10	Missing Persons, No Beneficiaries, Closed Estates, and Refusals to Take Plan Distributions	36
9.11	Qualified Domestic Relations Order	37
9.12	Loans to Participants	38
9.13	Hardship Withdrawals	40
9.14	Other In-Service Withdrawals	42
9.15	Restrictions on Distribution of Tax Deferred Contributions	42
9.16	Direct Rollovers	42
9.17	Income Tax Withholding	46
9.18	Distributions Prohibited by Federal Law or Regulation	46
9.19	Spousal Consent Requirements for Legally Separated Participants or Unlocatable Spouses	46

ARTICLE X	AMENDMENT, TERMINATION, MERGERS AND TRANSFERS	46
10.1	Amendment and Termination	46
10.2	Merger and Consolidation of Plan, Transfer of Plan Assets	47
10.3	Vesting and Distribution on Termination and Partial Termination	47
10.4	Transfer from Other Qualified Plans	47
10.5	Transfer to Other Qualified Plans	47

ARTICLE XI	TOP-HEAVY PROVISIONS	47
11.1	In General	47

ARTICLE XII	PLAN ADMINISTRATION	49
12.1	Plan Administrator	49
12.2	Powers and Duties of Plan Administrator	49
12.3	Actions by Committee	50
12.4	Interested Committee Members	51
12.5	Indemnification	51
12.6	Conclusiveness of Action	51
12.7	Payment of Expenses	51
12.8	Claims Procedures	51
12.9	Restriction on Venue, Limitations on Actions, and Agreement to Pay	53

TRANSAMERICA 401(k) RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective January 1, 2014)

ARTICLE I

GENERAL

1.1    Adoption and Restatement Effective Date. AEGON, USA, LLC (the “Company”) previously adopted the AEGON Companies Profit Sharing Plan (the “Plan”). The Plan is hereby amended and restated effective as of January 1, 2014 (except as otherwise provided herein) to change the name of the Plan to the Transamerica 401(k) Retirement Savings Plan, to incorporate recent changes in law, and to make certain other changes to the Plan.

For purposes of Section 401(a)(27)(B) of the Internal Revenue Code of 1986, as amended, the Plan is designated a profit sharing plan qualifying as a cash or deferred arrangement under Sections 401(a) and 401(k) of the Code. The Plan is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company intends the Plan to qualify as an ERISA Section 404(c) plan to the extent the Participants direct investment of Plan assets.

Except as required under the Code and the ERISA, and as otherwise specifically provided in this document or any amendment thereof, the provisions of this Plan shall apply to Employees and Participants who actively participate in the Plan on or after January 1, 2014. The Plan in effect on the date a former Employee or Participant terminated active participation in the Plan prior to January 1, 2014 shall govern the rights of such former Employee or Participant.

1.2    Schedules. This Plan consists of the Plan document and certain Schedules thereto. When interpreting the Plan, the Plan Administrator and its delegates shall construe the Plan document consistently with and in conjunction with such Schedules.

ARTICLE II

DEFINITIONS

In addition to other terms defined throughout the Plan, the Plan uses the following defined terms. All section references are to the Plan, unless otherwise stated.

2.1    “Account” shall mean, unless otherwise stated, the aggregation of all of the subaccount(s) the Plan Administrator establishes for a Participant pursuant to Article V of the Plan.

2.2    “Accounting Date” shall mean the last day of each Plan Year quarter, or either any other date selected by the Plan Administrator or its delegate as an Accounting Date, or the date the Participant elects the Plan to distribute his or her Account.

2.3    “Actual Contribution Percentage” shall mean the percentage which the Employer Matching Contributions allocated to a Participant’s Account for the then current Plan Year bears to a Participant’s Compensation for such Plan Year.

2.4    “Actual Deferral Percentage” shall mean the percentage that the Tax Deferred Contributions (excluding make up contributions under Code Section 414(u)) allocated to a Participant’s Account for the then current Plan Year bears to a Participant’s Compensation for such Plan Year.

2.5    “Age” shall mean an Employee’s age at his or her last birthday.

2.6    “Anniversary Year” shall mean the twelve (12) month period following an Employee’s date of hire or date of re-employment (after a Break in Service), and each succeeding twelve (12) month period.

2.7    “Automatic Contribution Arrangement” shall mean an arrangement set out in Section 4.2 under which, in the absence of an affirmative election by a Covered Employee, the Company withholds and contributes to the Plan a certain percentage of the Covered Employee’s Compensation as a Default Tax Deferred Contribution.

2.8    “Beneficiary” shall mean a person or persons to whom the Plan may pay a benefit due to the Participant’s death. A Beneficiary under the Plan shall remain a Beneficiary until the Plan fully distributes all benefits due under the Plan. Notwithstanding any other provision of this Plan to the contrary, upon the divorce of a Participant who had previously designated his or her former spouse as his or her Beneficiary under the Plan, that designation becomes null and void, A Beneficiary’s right to (and the Plan Administrator’s duty to provide) information or data concerning the Plan shall not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan.

2.9    “Break in Service” shall mean an Anniversary Year in which the Plan credits a Participant with fewer than five hundred one (501) Hours of Service.

Solely for purposes of determining whether a Break in Service occurs in an Anniversary Year, a Participant absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which the Plan would otherwise credit to the Participant but for such absence, or in any case in which the Plan cannot determine such hours, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Participant; (2) by reason of a birth of a child of the Participant; (3) by reason of the placement of a child with the Participant in connection with the adoption of such child by such Participant; or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Plan shall credit such Hours of Service under this paragraph (1) in the Anniversary Year in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following Anniversary Year.

2.10    “Catch-up Contributions” shall mean the contributions made on behalf of eligible Participants pursuant to Section 4.3.

2.11    “Code” shall mean the Internal Revenue Code of 1986, as amended, and all regulations the United States Treasury issues thereunder.

2.12    “Company” shall mean AEGON USA, LLC, and its successors and assigns.

2.13    “Company Stock” shall mean AEGON N.V. Registered Shares.

2.14    “Compensation” shall mean, for any period, cash compensation received by a Participant from an Employer includible in the Participant’s gross income for that period. Compensation shall include base pay, overtime compensation, holiday and vacation pay, pay for jury duty, pay for funeral attendance, pay during periods of military duty and military leaves of absence, commissions and performance bonuses, certain short-term and long-term incentive bonus pay, deferred incentive pay, and short-term disability payments. Compensation also shall include any compensation deferred by the Participant pursuant to salary reduction elections not includible in the gross income of the Participant under Code Sections 401(k), 125, 132(f) or 402(g). The Plan shall credit Compensation during periods of Qualified Military Service (as defined in Chapter 43 of Title 38, United States Code), in accordance with Code Section 414(u). Compensation shall also include any payments to the Participant made by the later of two and one half months after severance from employment, or the end of the limitation year which includes the date of severance from employment, if such payments would have been paid to the Participant if the Participant had continued employment with the Employer, and if such payments constitute regular compensation for services performed during the Participant’s regular work hours, compensation for services performed outside of the Participant’s regular work hours (such as overtime or shift differential), commissions, bonuses and other similar compensation.

The annual Compensation of each Participant taken into account in determining allocations for any Plan Year, shall not exceed $260,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means earnings during the Plan Year or such other consecutive 12-month period over which the Plan determines the earnings under the Plan (the determination period). The cost-of-living adjustment in effect for a Plan Year applies to annual Compensation for the determination period that begins with or within such Plan Year.

Notwithstanding the foregoing provisions of this Section 2.14, the Plan shall exclude all other items of extra pay, including but not limited to the following:

(a)	payments from and amounts deferred under all nonqualified deferred compensation plans;

(b)	non-qualified defined contribution plan contributions;

(c)	stock compensation received as long-term incentive pay covering a performance period of more than one year;

(d)	income generated from stock options or attributable to the exercise of stock options;

(e)	severance pay, whether in a lump sum or through salary continuation;

(f)	settlements in connection with termination of employment;

(g)	matching contributions to this Plan or any non-qualified defined contribution plan;

(h)	overpayments, whether or not corrected;

(i)	cash payments from insurance or other employee benefit programs, such as medical, dental and long-term disability benefits;

(j)	cash and non-cash prizes; (k) teaching fees;

(l)	non-cash compensation whether or not taxable during the period, including but not limited to the imputed value of group term life insurance;

(m)	the value of non-cash fringe benefits, including non-cash incentive awards and financial planning services;

(n)

reimbursed expenses, including but not limited to the value of employer- paid moving expenses, including mortgage subsidy payments, auto lease and rental payments, education expenses and reimbursements, and reimbursed expenses for adoption assistance (except in the case of adoption assistance reimbursements provided by means of salary reductions through a cafeteria plan);

(o)	state disability insurance refunds;

(p)	income resulting from elections under Code Section 83(b);

(q)	income resulting from property vesting pursuant to Code Section 83;

(r)	any special compensation paid on account of assignment in foreign countries, including but not limited to cost of living payments or tax equalization or tax gross-up payments;

(s)	hiring and other bonuses not related to performance (including retention incentives and employee referral bonuses);

(t)

special compensation paid as a result of or in connection with an acquisition or divestiture of an Employer or of a division, operating location or other business unit of an Employer, regardless of whether related to performance, unless the Company amends the Plan to recognize such special compensation as Compensation under the Plan by listing such compensation in Schedule A; and

(u)	compensation received from certain short-term incentive compensation plans not included in Schedule A of the Plan.

For purposes of determining the Actual Contribution Percentage and the Actual Deferral Percentage, and for performing the nondiscrimination tests described in Sections 4.6, 4.7 and 4.8, the Company (to the extent permitted, or required, by applicable law) may designate from year to year any definition of Compensation which Code Section 414(s) permits and may designate as the applicable period for determining Compensation that portion of the Plan Year during which the Participant is eligible to participate in the Plan.

2.15    “Covered Employee” shall mean (i) all Plan Participants who do not have any Tax Deferred Election in effect on the Effective Date; and (ii) all Eligible Employees who become Participants on or after the Effective Date and who do not have an affirmative Tax Deferred Election in effect. Notwithstanding the foregoing, the term “Covered Employee” does not include Transamerica Agency Network Employees.

2.16    “Default Tax Deferred Contributions” shall mean the contributions made on behalf of a Covered Employee pursuant to Section 4.1(b). Except as specifically provided otherwise herein, the Plan will treat Default Tax Deferred Contributions as Tax Deferred Contributions for all purposes under the Plan.

2.17     “Default Percentage” shall mean 3% of a Covered Employee’s Compensation, contributed to the Plan as a Default Tax Deferred Contribution for a Plan Year.

2.18    “Effective Date” shall mean January 1, 2014, the effective date of the Plan as amended and restated herein (except where the Plan specifies an earlier effective date).

2.19    “Eligible Employee” shall mean an Employee who is scheduled to perform at least twenty (20) Hours of Service per week for an Employer but excludes any independent contractors, individuals providing services to an Employer pursuant to an agreement between such Employer and a third party, self-employed person, or Employees who are non-resident aliens receiving no earned income from the Employer which constitutes income from United States sources, as Code Section 861(a)(3) defines that phrase. Notwithstanding the foregoing, or any provision of the Plan to the contrary, any individual whom an Employer compensates directly or indirectly and with respect to whom the Employer does not treat as compensation at the time of payment as being subject to statutorily required payroll tax withholdings, such as withholding of Federal and/or state income tax and/or Social Security Tax withholding, shall not be an Eligible Employee. For purposes of the preceding sentence, the Plan deems statutorily required backup withholding not to be payroll tax withholding. The foregoing exclusions from participation shall apply notwithstanding any contrary determination of employee status by any court or governmental agency including, but not limited to, the Internal Revenue Service.

2.20    “Employee” shall mean (i) any common law employee of the Employer, excluding (i) any person who is a Leased Employee and (ii) any employee who is a part of a collective bargaining unit for which benefits have been the subject of good faith negotiation unless and until the Employer and the collective bargaining unit representative for that unit through the process of good faith bargaining agree in writing for coverage hereunder, and (ii) any individual who is classified as a “full-time life insurance salesman,” and for whom an Employer makes contributions pursuant to the Federal Insurance Contributions Act, and who is classified as a “statutory employee” for purposes of participating in the Plan.

2.21    “Employer” shall mean each Related Company which participates in this Plan. The Plan refers to such companies collectively as the “Employers.” Schedule B sets forth the Related Companies who are participating Employers as of January 1, 2014.

2.22    “Employer Matching Contributions” shall mean the contributions made on behalf of eligible Participants pursuant to Section 4.1(d).

2.23    “Employer Matching Contributions Account” shall mean the separate subaccount maintained for a Participant to which is credited Employer Matching Contributions made on behalf of the Participant and investment earnings and losses attributable thereto.

2.24    “Employment Commencement Date” shall mean the date on which an Employee first completes one Hour of Service.

2.25    “Entry Date” shall mean the first day of the payroll period which includes the date the Eligible Employee becomes eligible to participate in the Plan by satisfying the requirements of Section 3.1; provided, however, if it is not administratively feasible to enroll the Eligible Employee in the Plan by such date, the Eligible Employee’s “Entry Date” shall be the first day of the first subsequent payroll period by which it is administratively feasible to enroll the Eligible Employee in the Plan.

2.26    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, any successor laws thereto and all regulations issued thereunder.

2.27    “Excess Contributions” shall have the meaning provided in Section 4.6(d).

2.28    “Forfeitures” shall mean the unvested portion of a Participant’s Employer Matching Contributions Account on the Participant’s Termination Date due to the provisions of Article VIII.

2.29    “Forfeiture Account” shall mean the account established pursuant to Section 8.3 to which the Plan credits a Participant’s Forfeitures, if any.

2.30    “Highly Compensated Group” shall mean the group which includes every “Highly Compensated Employee.” A “Highly Compensated Employee” shall mean an Eligible Employee of the Related Companies who: (a) was at any time during the Plan Year or the preceding Plan Year a five percent (5%) owner of the Employer, or (b) for the preceding Plan Year, received compensation, as defined in Code Section 415(c)(3), from the Employers and Related Companies, in excess of $115,000, as adjusted for inflation pursuant to Code Section 414(q)(1). The term “Highly Compensated Employee” includes both highly compensated active Employees and highly compensated former Employees. A “highly compensated former Employee” is any Employee who separated from service with the Employer, or is deemed to have separated from service, prior to the Plan Year, performs no service for the Employer during the Plan Year, and was a Highly Compensated Employee during either the Plan Year in which such separation from service occurred or in any Plan Year ending on or after the Employee’s 55th birthday. For purposes of determining whether an Employee is a Highly Compensated Employee, the provisions of Code Section 414(q), and the regulations thereunder, shall apply. A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of Highly Compensated Employee in effect for that Plan Year.

2.31    “Hour of Service” shall mean each hour for which the Employee receives pay or is entitled to receive pay for the performance of duties for a Related Company, or for which an Employee receives back pay, irrespective of mitigation of damages, or to which a Related Company agrees to pay. The Plan Administrator will credit an Employee with eight (8) Hours of Service per day for any day during which he or she performs no duties for a Related Company (irrespective of whether the employment relationship terminated) by reason of:

(a)	vacation;

(b)	holiday;

(c)	illness;

(d)	incapacity;

(e)	layoff;

(f)	jury duty;

(g)	military duty; or

(h)	leave of absence for which he or she is directly or indirectly paid or entitled to payment by the Employer or a Related Company;

provided, however, the Plan Administrator will not credit an Employee with more than five hundred and one (501) Hours of Service under this Section for any single continuous period during which he or she performs no duties for a Related Company. Payments considered for purposes of the foregoing shall include payments unrelated to the length or the period during which the Employee performs no duties but shall not include payments made solely as reimbursement for medical related expenses or solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws. The Plan incorporates herein the provisions of 29 C.F.R. §2530.200b-2(b) and (c) by reference.

2.32    “Leased Employee” shall mean any person who provides services to the Employer pursuant to an agreement between the Employer and any person (determined in accordance with Code Section 414(n)(6)), provided that the person providing services performed services for the Employer (or for an Employer and related persons) on a substantially full-time basis for at least one year, and the person performs such services under the Employer’s primary direction and control. The Plan shall include such leased employee solely for purposes of testing compliance with the requirements of Code Section 414(n)(3)(A) and (B), unless (a) such Leased Employee participates in a money purchase pension plan providing (i) an employer contribution rate of at least 10% of compensation (as defined in Code Section 415(c)(3), but including deferrals under Code Sections 125, 402(e)(3), 402(h)(1) (B) or 403(b)) using a non-integrated allocation formula, (ii) immediate participation and (iii) full and immediate vesting, and (b) not more than twenty percent (20%) of the Employer’s employees who are not Highly Compensated Employees constitute Leased Employees. Section 414(n) of the Code determines whether an individual is a Leased Employee.

2.33    “Key Employee” shall mean those Employees defined in Code Section 416(i)(1) and the U.S. Treasury regulations thereunder. Generally, a Key Employee is any Employee or former Employee who, at any time during the Plan Year, is:

(a)	An officer of an Employer whose Compensation during the Plan Year exceeds $170,000 (as adjusted under Section 416(i)(1) of the Code). Only those Employers that are incorporated have officers.

(b)	A “5-percent owner” of an Employer (as defined in Section 416((i)(1)(B)(i) of the Code).

(c)	A “1-percent owner” of an Employer (as defined in Code Section 416(i)(1)(B)(ii) of the Code) whose Compensation during the Plan Year from all Employers was more than $150,000.

2.34    “Non-Highly Compensated Group” shall mean the group that includes every Eligible Employee who is not a member of the Highly Compensated Group. Every member of the Non-Highly Compensated Group is a “Non-Highly Compensated Employee.”

2.35    “Non-Key Employee” shall mean any Eligible Employee who is not a Key Employee.

2.36    “Participant” shall mean an Eligible Employee who has satisfied the eligibility requirements of Section 3.1 for participation in the Plan and who has an Account in the Plan.

2.37    “Plan” shall mean the Transamerica 401(k) Retirement Savings Plan, formerly known as the Transamerica Profit Sharing Plan, as set forth herein and as amended from time to time.

2.38    “Plan Administrator” shall mean the Company.

2.39    “Plan Year” shall mean the calendar year.

2.40    “Qualified Domestic Relations Order” has the meaning set forth in Section 9.11.

2.41    “Related Company” shall mean an entity which, along with the Company, is a member of a controlled group of corporations, a group of trades or business under common control or an affiliated service group, as described, respectively, in Code Sections 414(b), (c) and (m), or any other entity which is required to be aggregated with the Company under Code Section 414(o).

2.42    “Related Defined Contribution Plan” shall mean any defined contribution plan (as defined in Code Section 414(i)) maintained by an Employer or any other Related Company.

2.43    “Retirement Date” shall mean the first day of the month coincident with or following attainment of age fifty-five (55).

2.44    “Rollover Contributions” shall mean the contributions made by Eligible Employees pursuant to Section 4.10.

2.45    “Rollover Contributions Account” shall mean the separate subaccount established for a Participant to which the Plan credits Rollover Contributions made by an Eligible Employee and investment and earnings losses attributable thereto.

2.46    “Roth Contributions” shall mean a “designated Roth contribution” as defined in Code Section 402A(c)(1).

2.47    “Roth Contributions Account” shall mean the separate subaccount the Plan maintains for a Participant to which the Plan credits Roth Contributions and earnings and losses attributable thereto.

2.48    “Section 415 Compensation” shall, for any Plan Year, include all amounts received as compensation for personal services rendered to a Related Company as an Employee, including, but not limited to, wages, salaries, bonuses, commissions, fees, differential wage payments (as defined in Code Section 3401(h)(2), in accordance with Code Section 414(u)(12)(A)), elective deferrals (as defined in Code Section 402(g)(3)), and any amount which the Employer contributes, or Tax Deferred Contributions made into the Plan that are not includable in gross income of the Employee by reason of Code Sections 125, 132(f) or 457, but excluding amounts realized from the exercise of non-qualified stock options or lapse of restrictions on restricted property, or amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

2.49    “Spouse” or “Surviving Spouse” means, for all purposes of the Plan except Article IX, the individual to whom the Participant is legally married, under the laws of the state or country in which the individual and the Participant were married (even if such marriage is not recognized under the laws of the state or country in which the Participant resides or is employed) on his or her annuity starting date, as defined under Subsection 9.2(c)(iii). For purposes of Article IX, ‘Spouse’ or ‘Surviving Spouse’ shall refer to the individual to whom the Participant is married at the time of death, except that a former spouse shall be treated as the Spouse or Surviving Spouse, and a current spouse shall not be treated as the Spouse or Surviving Spouse, to the extent provided under a Qualified Domestic Relations Order, as described in Code Section 414(p).

2.50    “Tax Deferred Contributions” shall mean the contributions made on behalf of eligible Participants pursuant to Section 4.1(a).

2.51    “Tax Deferred Contributions Account” shall mean the separate subaccount the Plan establishes for a Participant to which the Plan credits Tax Deferred Contributions, Default Tax Deferred Contributions, and Catch-up Contributions made on behalf of a Participant and investment earnings and losses attributable thereto.

2.52    “Tax Deferred Election” shall mean an election by a Participant to make Tax Deferred Contributions pursuant to Section 4.5.

2.53    “Termination Date” shall mean the date on which a Participant undergoes a bona fide termination of employment with all of the Employers and the Related Companies.

2.54    “Total and Permanent Disability” or “Totally and Permanently Disabled” shall mean a physical or mental condition arising after the Participant’s Employment Commencement Date that causes the Participant to incur a long term disability under the Transamerica Long Term Disability Plan.

2.55    “Trustee(s)” shall mean the individuals named by the Company from time to time, in accordance with the terms of the Trust Agreement, to serve as Trustees, and any successors thereto.

2.56    “Trust Agreement” shall mean the Transamerica Master Profit Sharing Trust Agreement, effective January 1, 2006, among the Trustees and the Company and any amendments thereto. The Trust shall maintain a subtrust with a corporate trustee with respect to the assets of the Company Stock Fund (the “Stock Subtrust”) and shall participate in the Diversified Investment Advisors Collective Trust (the “Diversified Collective Trust”) with respect to all other Plan assets. A separate trust agreement will govern the rights, duties, and obligations of the trustees of the subtrust.

2.57    “Year of Service” shall mean an Anniversary Year in which the Plan credits an Employee with at least 1,000 Hours of Service. Solely for purposes of determining Years of Service under this Section 2.57, the Plan will credit an Employee with 190 Hours of Service for each calendar month of employment during which the Employee works at least one Hour of Service.

ARTICLE III

PARTICIPATION

3.1    Eligibility for Participation. Subject to the conditions and limitations of the Plan, each Eligible Employee who was a Participant in the Plan immediately prior to the Effective Date shall continue to be a Participant in the Plan. Subject to the conditions and limitations of the Plan, each other Eligible Employee whom the Employer classifies as a regular full time or part time Employee shall become a Participant in the Plan immediately upon becoming an Eligible Employee. Notwithstanding the foregoing, and subject to the conditions and limitations of the Plan, each Eligible Employee whom the Employer classifies as a Transamerica Agency Network Employee (including agents and field clerical Employees), temporary Employee, or on- call Employee shall become a Participant as of the Entry Date that coincides with or next follows the date on which he or she completes a six-month period of continuous service if an Employer employs the Eligible Employee on such Entry Date. Notwithstanding the foregoing and subject to the conditions and limitations of the Plan, any Employee who is not an Eligible Employee but

who completes at least 1,000 Hours of Service during either his or her initial Anniversary Year or during the Plan Year which includes the first anniversary of his or her Employment Commencement Date or during any subsequent Plan Year, shall become a Participant in the Plan as of the Entry Date which coincides with or next follows such initial Anniversary Year or Plan Year during which he or she completes one thousand (1,000) Hours of Service.

3.2    Continued Participation. If an Employer rehires a person who once satisfied the requirements of Section 3.1, the Plan shall not require the Employee to satisfy the requirements of Section 3.1 as a condition to actively participate in the Plan.

3.3    Participation Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to require the Employer to retain the employee in the employ of any Employer. In addition, the Plan does not give any right or claim to any benefit under the Plan unless such right or claim specifically accrued to the employee under the terms of the Plan.

ARTICLE IV

CONTRIBUTIONS

4.1    Tax Deferred Contributions, Default Tax Deferred Contributions, Roth Contributions, and Employer Matching Contributions. Subject to the following provisions of this Article IV and Section 5.3, for each Plan Year, each Employer shall contribute to the Trust Fund the following amounts, within the time periods stated therein:

(a)

On behalf of each Participant who made a Tax Deferred Election (as described in Section 4.5), a Tax Deferred Contribution equal to the amount by which the Employer reduces the Participant’s Compensation during that pay period pursuant to the terms of the Tax Deferred Election. The Employer shall pay the Trustees any Participant Tax Deferred Contributions as soon as practicable after the payroll period ends but in no event later than the fifteenth day of the month following the month in which the payroll period ends.

(b)

On behalf of each Covered Employee who did not make a Tax Deferred Election within the period specified in Section 4.2(b), a Default Tax Deferred Contribution equal to the amount by which the Employer reduces the Covered Employee’s Compensation during that pay period pursuant to the terms of the Automatic Contribution Arrangement set forth in Section 4.2. Except as specifically provided otherwise herein, the Plan will treat Default Tax Deferred Contributions as Tax Deferred Contributions for all purposes under the Plan.

(c)

On behalf of each Participant who elected to make after-tax Roth Contributions pursuant to procedures established by the Plan Administrator, a Roth Contribution in such amount as the Participant elected. Except as specifically provided otherwise herein, the Plan will treat Roth Contributions as Tax Deferred Contributions for all purposes under the Plan.

(d)

On behalf of each Participant who makes Tax Deferred Contributions, an Employer Matching Contribution equal to 100% of the portion of such Participant’s Tax Deferred Contributions (exclusive of Catch-Up Contributions) for that period that do not exceed 3% of such Participant’s Compensation for that period. The Employer shall pay to the Trustees the Employer Matching Contributions as provided for herein within a reasonable time following the end of each regular pay period.

If Tax Deferred Contributions, Default Tax Deferred Contributions, and Roth Contributions made on behalf of a Participant to this Plan and all other retirement plans with elective deferrals (as described in Code Section 402(g)(3)) for any calendar year exceed the dollar limitation set forth in Code Section 402(g)(3) (as adjusted for inflation in the same manner as under Code Section 415(d)), the Plan deems such excess contributions “Excess Deferrals.” No later than the April 15th following the close of the Plan Year, the Plan will distribute to the Participant any Excess Deferrals and any income or losses attributable thereto for the Plan Year. In the event of Excess Deferrals, the Participant may allocate, by a writing filed with the Plan Administrator before March 1 of the Plan Year following the Plan Year in which the Excess Deferrals occurred, any Excess Deferrals to the Plan and may specify the Investment Fund balance from which the Plan should distribute the Excess Deferrals in accordance with applicable provisions of the Code.

4.2    Automatic Contribution Arrangement.

(a)

The Employer will make Default Tax Deferred Contributions on behalf of Covered Employees who do not have an affirmative Tax Deferred Election in effect. The amount of Default Tax Deferred Contributions made for a Covered Employee each pay period is equal to the Default Percentage multiplied by the Covered Employee’s Compensation for that pay period.

(b)

A Covered Employee will have 30 days after receipt of the notice described in Section 4.2(c) to make a Tax Deferred Election (either to have no Tax Deferred Contributions made or to have a different amount of Tax Deferred Contributions made) before the Employer makes Default Tax Deferred Contributions on the Covered Employee’s behalf. If the Covered Employees does not make a Tax Deferred Election, Default Tax Deferred Contributions will begin on the 30th day after receipt of the notice described in Section 4.2(c). The Employer will cease to make Default Tax Deferred Contributions on behalf of a Covered Employee as soon as administratively feasible after the Covered Employee makes an affirmative Tax Deferred Election.

(c)	At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Company will provide each Covered Employee a comprehensive notice of the Covered Employee’s rights and obligations under the Automatic Contribution Arrangement, written in a manner calculated to be understood by the average Covered Employee. If an employee becomes a Covered Employee after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the Company will provide the notice no more than 90 days before the employee becomes a Covered Employee but not later than the date the employee becomes a Covered Employee.

(d)	The notice will accurately describe:

(i)	The amount of Default Tax Deferred Contributions which the Employer will make on the Covered Employee’s behalf in the absence of an affirmative Tax Deferred Election;

(ii)	The Covered Employee’s right to elect to have the Employer make no Tax Deferred Contributions on his or her behalf or to have a different amount of Tax Deferred Contributions made; and

(iii)	How the Plan will invest Default Tax Deferred Contributions in the absence of the Covered Employee’s investment instructions.

4.3    Catch-Up Contributions. All Participants who make Tax Deferred Contributions under this Plan and who attained age 50 before the close of the Plan Year can make Catch-Up Contributions in accordance with Code Section 414(v). The Plan shall not take into account such Catch-up Contributions for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. Catch-up Contributions shall not be eligible for Employer Matching Contributions. A Participant may designate a Catch-Up Contribution as a Roth Contribution.

4.4    Military Leaves of Absence. Notwithstanding any other provision of the Plan to the contrary, the Plan shall permit and the Employer shall contribute make up contributions following a period during which a Participant is on a military leave of absence to the extent required by section 414(u) of the Code.

4.5    Tax Deferred Election.

(a)

In General.    For purposes of the Plan, the term “Tax Deferred Election” means an election made by a Participant and filed with the Plan Administrator in accordance with the policies and procedures of the Plan Administrator to have the Employer reduce the amount of Compensation which would otherwise be payable to him or her by an amount not less than one percent (1%) nor more than one hundred percent (100%) (or such other percentages as the Company shall permit) and to have such amount contributed to the Plan as a Tax Deferred Contribution. Notwithstanding the foregoing, the Plan will not permit a Participant whom the Company names as a participant in the Transamerica Non-Qualified Deferred

Compensation Plan, pursuant to the terms of that plan, for a Plan Year, to elect to have Tax Deferred Contributions made that exceed five percent (5%) of the Participant’s Compensation. The Plan shall aggregate all Tax Deferred Contributions, Default Tax Deferred Contributions, and Roth Contributions in determining the five percent (5%) Compensation reduction limitation. A Participant may change the rate of reduction of his or her Compensation within the limitations set forth above, and such change will be effective for the next following pay period. A Participant may cease making Tax Deferred Contributions at any time.

(b)

Newly Eligible Employees. Tax Deferred Elections made by newly Eligible Employees whom the Employer classifies as a regular full time or part time Employees, excluding Transamerica Agency Network Employees (agents and field clerical Employees), will begin as soon as administratively feasible. If an Eligible Employee who is a Covered Employee does not make a Tax Deferred Election within 30 days, the Eligible Employee will be automatically enrolled in the Plan in accordance with Section 4.2. Other newly Eligible Employees must make Tax Deferred Elections at least fifteen (15) days prior to their Entry Date if they wish to participate in the Plan on their Entry Date.

(c)	Rehired Participants. Rehired Participants are immediately eligible to make Tax Deferred Elections. Rehired Participants who are Covered Employees are subject to the provisions of Section 4.2.

(d)

Unilateral Modification. The Plan Administrator may unilaterally modify or revoke any Tax Deferred Election made by any Highly Compensated Employees based on any potential Excess Contributions attributable to each such Highly Compensated Employee solely to conform the operation of the Plan to the requirements of Sections 4.6, 4.7, 5.3 and 5.4.

4.6    Non-Discrimination Test for Tax Deferred Contributions.

(a)

Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the non-discrimination test of Code Section 401(k) (described in subsection (b)) for each Plan Year. In order to ensure that the Plan meets the non-discrimination test, the Plan Administrator shall adjust the Tax Deferred Contributions for the Plan Year to the extent necessary to meet the requirements of Code Section 401(k). The Plan shall accomplish an adjustment to Tax Deferred Contributions by: (i) requiring each Highly Compensated Employee to reduce (or eliminate) the Tax Deferred Contributions to the Plan for the Plan Year; (ii) returning Tax Deferred Contributions to the Highly Compensated Employees as of the end of the Plan Year, in the manner described in Section 4.8; (iii) making a Qualified Nonelective Contribution or other fully vested Employer contributions for Participants who are not in the Highly Compensated Group, and who elected to have Tax Deferred Contributions made for the Plan Year, which the Plan shall deem as an additional Tax Deferred Contribution; or (iv) taking such other actions as the Plan Administrator deems appropriate. If the Plan Administrator determines that the Employers should make additional, fully vested Employer contributions to the Plan pursuant to subparagraph (iii) above, the Employers shall pay the contributions to the Trustees no later than the end of the twelve-month period immediately following the Plan Year to which the contribution relates.

(b)	The non-discrimination requirements of Code Section 401(k) require that, in each Plan Year, the Plan satisfy one of the following tests:

(i)

The Actual Deferral Percentage of the Highly Compensated Group for the Plan Year is not more than the Actual Deferral Percentage of the Non-Highly Compensated Group for the Plan Year, multiplied by 1.25; or

(ii)

The excess of the Actual Deferral Percentage of the Highly Compensated Group for the Plan Year over that of the Non-Highly Compensated Group for the Plan Year is not more than two (2) percentage points, and the Actual Deferral Percentage of the Highly Compensated Group for the Plan Year is not more than the Actual Deferral Percentage of the Non-Highly Compensated Group for the Plan Year, multiplied by two (2).

(c)

The Plan elects to utilize the current year testing method. Notwithstanding the foregoing, the Plan Administrator may elect to use the immediately preceding Plan Year’s Actual Deferral Percentage for Eligible Employees who are not in the Highly Compensated Group, instead of their Actual Deferral Percentage for the current Plan Year, in applying the tests described above.

(d)

Notwithstanding the foregoing, if the Plan does not satisfy the test described in Subsection (b) for a Plan Year, the Plan Administrator may use any other test permitted under Code Section 401(k) to determine whether the Plan meets the non-discrimination requirements of Code Section 401(k). At least annually, the Plan Administrator shall evaluate the Plan’s operation to assure that Tax Deferred Contributions elected by Participants who are in the Highly Compensated Group do not cause the Plan to exceed the limitations of Subsection (b). At the direction of the Plan Administrator, the Employer may make a Qualified Nonelective Contribution to the Accounts of Participants who are not Highly Compensated Employees and who elected to have Tax Deferred Contributions made for the Plan Year, allocated among those Accounts in proportion to those Participants’ relative Compensation to assist the Plan in satisfying the limitations of Subsection (b). To the extent that Participants who are Highly Compensated Employees make Tax Deferred Contribution elections which would, if carried out, cause the limitations of

Subsection (b) to be exceeded, the Plan Administrator or its delegate will adjust the elections so that the Plan returns Tax Deferred Contributions (and Compensation allocable to those contributions) to Participants who are Highly Compensated Employees until those contributions satisfy the limitations of Subsection (b). The Plan will make refunds in order of the actual dollar amount of Tax Deferred Contributions by Participants who are Highly Compensated Employees starting with those who have the highest contribution amount, and reducing them to the next-highest contribution amount (or if less, to the extent necessary to prevent violation of Code Section 401(k)(3)). The Plan shall repeat this process until the Plan satisfies the limits of Subsection (b).

The Plan shall regard the reduced portion of any Tax Deferred Contribution pursuant to the foregoing as an Excess Contribution. To the extent necessary to ensure compliance with the limitations of Subsection (b), the Plan Administrator shall distribute all Excess Contributions, together with all income allocable thereto, to the Participants on whose behalf the Employers contributed in accordance with Section 4.8.

(e)

If the Employer maintains more than one plan qualified under Code Section 401(a), and if the Company aggregates the plans for purposes of satisfying the coverage or non-discrimination requirements of Code Sections 401(a) or 410(b)(1)(A) or (B), the Company shall aggregate all qualified cash or deferred arrangements contained in such plans for purposes of performing the non-discrimination test for Tax Deferred Contributions. If a Highly Compensated Employee participates in more than one plan of the Employer, the Plan Administrator shall aggregate all Tax Deferred Contributions made by the Highly Compensated Employee under all such plans for purposes of performing the test described in subsection (b) above.

4.7    Non-Discrimination Test for Employer Matching Contributions.

(a)

Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the non-discrimination test of Code Section 401(m) (described in subsection (b)) for each Plan Year. In order to meet the non- discrimination test, the Plan Administrator shall reduce the Matching Contributions for the Plan Year to the extent necessary to meet the requirements of Code Section 401(m), in the manner described in Section 4.8. The Plan Administrator may also take such other actions to reduce Employer Matching Contributions, as the Plan Administrator deems appropriate, including, without limitation, actions similar to those described in Section 4.6(a).

(b)	The non-discrimination requirements of Code Section 401(m) require that, in each Plan Year, the Plan must meet one of the following tests:

(i)

The Actual Contribution Percentage of the Highly Compensated Group for the Plan Year is not more than the Actual Contribution Percentage of the Non-Highly Compensated Group for the Plan Year, multiplied by 1.25; or

(ii)

The excess of the Actual Contribution Percentage of the Highly Compensated Group for the Plan Year over that of the Non-Highly Compensated Group for the Plan Year is not more than two (2) percentage points, and the Actual Contribution Percentage of the Highly Compensated Group for the Plan Year is not more than the Actual Contribution Percentage of the Non-Highly Compensated Group for the Plan Year, multiplied by two (2).

(c)

The Plan elects to utilize the current year testing method. Notwithstanding the foregoing, the Plan Administrator may elect to use the immediately preceding Plan Year’s Actual Contribution Percentage for Eligible Employees who are not in the Highly Compensated Group, instead of their Actual Contribution Percentage for the current Plan Year, in applying the tests described above. The Plan shall make such election in accordance with Code Section 401(m)(2)(A) and applicable U.S. Treasury Regulations and rulings.

(d)

Notwithstanding the foregoing, if the Plan does not satisfy the test described in Subsection (b) for a Plan Year, the Plan Administrator may use any other test permitted under Code Section 401(m) to determine whether the Plan meets the non-discrimination requirements of Code Section 401(m). The Plan shall use the limitations of Section 4.7(b)(ii) only to the extent permitted by applicable Treasury regulations.

(e)

If the Employer maintains more than one plan qualified under Code Section 401(a), and if the Company aggregates the plans for purposes of satisfying the discrimination or coverage requirements of Code Sections 401(a)(4) or 410(b)(1)(A) or (B), The Company will aggregate all Employer Matching Contributions the Employer makes to such plans for purposes of performing the nondiscrimination test described in subsection (b) above. If a Highly Compensated Employee is eligible to participate in more than one plan maintained by the Employer, the Company will aggregate Employer Matching Contributions made on behalf of the Highly Compensated Employee under all such plans for purposes of performing the nondiscrimination test described in subsection (b) above.

4.8    Distribution of Excess Contributions.

(a)

If the Plan must reduce Excess Contributions as a result of the non- discrimination test described in Section 4.6, the Plan shall distribute the Excess Contributions and income attributable to those contributions to the Highly Compensated Employees within 2-1/2 months after the close of the

Plan Year to which the Excess Contributions relate; provided, however, that the Plan shall distribute to the Participant only income earned through the end of the Plan Year in which such Excess Contributions occurred. In determining the amount of distributions the Plan must make to the Participant under this Section 4.8(a), the Plan Administrator shall use the leveling method described in Code Section 401(k)(8)(C) and applicable U.S. Treasury Regulations thereunder, or any other method allowed by the Internal Revenue Service.

(b)

If the Plan must reduce Employer Matching Contributions of Highly Compensated Employees as a result of the non-discrimination test described in Section 4.7, the Plan Administrator shall use the leveling method described in Section 401(m)(6)(C) of the Code and applicable U.S. Treasury Regulations thereunder, or any other method allowed by the Internal Revenue Service.

(c)

The amount of income attributable to Excess Contributions is that portion of the income on the Participant’s Account to which the Plan allocated contributions for the Plan Year that bears the same ratio as the amount of Excess Contributions bears to the total balance of that Account.

(d)	The Plan may make distributions required under this Section without the consent of the Participant, his or her Spouse, and without regard to any Qualified Domestic Relations Order.

(e)

In order to comply with the applicable Code requirements, the Plan may forfeit Employer Matching Contributions attributable to Tax Deferred Contributions in excess of the deferral limit, and the Plan may apply the forfeited amounts to reduce future Employer Matching Contributions. The Plan may forfeit such Employer Matching Contributions regardless of whether the Plan otherwise vests them.

(f)

In the case of a distribution of Excess Contributions to a Highly Compensated Employee who had elected both Tax Deferred Contributions and Roth Contributions for a Plan Year, the Highly Compensated Employee may designate the extent to which the excess amount consists of Tax Deferred Contributions and Roth Contributions. If the Highly Compensated Employee does not designate which type of contribution the Plan must distribute, the Plan will distribute Tax Deferred Contributions first.

4.9    Limitations on Amount of Employer Contributions. In no event will the sum of an Employer’s contributions under Section 4.1 of the Plan for any Plan Year exceed an amount equal to the lesser of:

(a)	the maximum amount deductible on account thereof by the Employer for that Plan Year as an expense for Federal income tax purposes; or

(b)	the amount which the Plan can credit for that Plan Year in accordance with Sections 5.3 and 5.4.

4.10    Rollover Contributions. With the consent of the Plan Administrator or its delegate, an Eligible Employee or Participant may make a Rollover Contribution (as defined below) to the Plan. Within a reasonable period of time after the Plan receives a Rollover Contribution, the Plan Administrator or its delegate shall establish a fully-vested “Rollover Contributions Account” in the name of the Eligible Employee or Participant, which account will reflect the amount of his or her Rollover Contribution and the income, losses, appreciation and depreciation attributable thereto. The term “Rollover Contribution” means a contribution as described in Code Sections 402(f)(2)(A) or 408(d)(3) and includes an eligible Roth Contribution Rollover.

ARTICLE V

PARTICIPANTS’ ACCOUNTS

5.1    Participants’ Accounts. On and after the Effective Date, the Plan Administrator or its delegate shall maintain one or more subaccounts, including but not limited to:

(a)

Tax Deferred Contributions Account. The Tax Deferred Contributions Account reflects the amount, if any, of the Tax Deferred Contributions, Default Tax Deferred Contributions, and Catch-up Contributions (made as Tax Deferred Contributions) made under this Plan on behalf of the Participant, and the income, losses, appreciation, and depreciation attributable to such amounts.

(b)

Roth Contributions Account. The Roth Contributions Account reflects the amount, if any, of Roth Contributions and Catch-up Contributions (made as Roth Contributions) made on behalf of the Participant and the income, losses, appreciation and depreciation attributable to such amounts. The Plan may not credit any contributions other than Roth Contributions, and may not credit any earnings that are not properly attributable to Roth Contributions, to each Participant’s Roth Contributions Account.

(c)

Employer Matching Contributions Account. The Employer Matching Contributions Account will reflect the amount of Employer Matching Contributions made on behalf of the Participant and the income, losses, appreciation and depreciation attributable to such amounts.

(d)

Nondeductible Employee Contributions Account. The Nondeductible Employee Contributions Account will reflect the amount of such contributions made under any prior plan and the income, losses, appreciation and depreciation attributable thereto.

(e)	Rollover Contributions Account. The Rollover Contributions Account consists of Rollover Contributions to the Plan in accordance with Section

4.10,	if any, and the income, losses, appreciation and depreciation attributable thereto.

5.2    Allocation and Crediting of Employer Contributions. Subject to the provisions of Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 5.3, and 5.4, as soon as practicable following the time periods set forth in Section 4.1 for payment of contributions to the Trustees, the Plan will allocate those contributions to the funds described in Section 7.1 in increments of one percent (1%) as the Participant elected. The Plan will credit Employer Matching Contributions to each Participant’s Employer Matching Contributions Account (or to his or her Tax Deferred Contributions Account if the Plan uses the Employer Matching Contributions to satisfy the requirements of Section 4.6). As soon as practicable following payment to the Trustees, the Plan will credit the Rollover Contributions made by, or on behalf of, a Participant to the Plan to his or her Rollover Contributions Account. For purposes of this Article V, the Plan will consider an Employer’s contribution for any Plan Year to have been made on the last day of that Plan Year, but only if paid to the Trustees prior to that Employer’s Federal income tax due date (including extensions) for that calendar year. The Plan considers each period of Qualified Military Service to be service with the Employer for purposes of determining the amount of the Participant’s allocation under the Plan.

5.3    Limitation on Amount Credited to Participants. Except to the extent permitted in Code Section 414(v), if applicable, the amount of Participant contributions, Employer contributions and Forfeitures that the Plan allocates to a Participant’s Account under the Plan for any limitation year (“Annual Additions”) shall not exceed the lesser of:

(a)	$52,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or

(b)	100 percent of the Participant’s compensation, within the meaning of Code Section 415(c)(3), for the limitation year.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an Annual Addition. For purposes of this Section 5.3, the “limitation year” shall mean the Plan Year.

5.4    Reduction of Contributions. If a Participant in this Plan is also a participant in a Related Defined Contribution Plan, and in the event that a Participant’s Annual Additions exceed the limitations of Section 5.3, the Plan shall correct such excess in accordance with Revenue Procedure 2013-12 or such other guidance prescribed by the Commissioner of the Internal Revenue Service.

5.5    Allocation of Forfeitures. If Forfeitures arise under the Plan in any Plan Year, then the Plan will allocate or use such Forfeitures as of each Accounting Date in the following order:

(a)	First, as necessary, the Plan will use such Forfeitures to restore reemployed Participants’ Forfeiture Accounts as required under Section 8.3; and

(b)	Second, the Plan shall use any Forfeitures remaining after paragraph (a) above to reduce the amount of Employer Matching Contributions under Section 4.1(d) for the Plan Year.

ARTICLE VI

PLAN ACCOUNTING

6.1    Adjustments to Plan Accounts. As of each Accounting Date or any earlier date that may apply under the rules of an Investment Fund, the Plan Administrator (or its delegate ) shall:

(a)

First, charge to the appropriate Account of each Participant any hardship or in-service withdrawals, loans, Forfeitures or distributions made to or on account of that Participant that the Plan has not charged since the last preceding Accounting Date;

(b)

Next, credit to his or her Account any payments of principal and interest received by the Trustee from such Participant since the last preceding Accounting Date with respect to any loan made to that Participant in accordance with Section 9.12;

(c)

Next, credit the Tax Deferred Contributions, Default Tax Deferred Contributions, Catch-up Contributions, Roth Contributions, Employer Matching Contributions, Rollover Contributions, and any Forfeitures to the appropriate Plan Account; and

(d)	Finally, credit or charge (as the case may be) the Participants’ Accounts to reflect the earnings and losses in the Investment Funds in accordance with the rules of the Investment Funds.

Notwithstanding the preceding, the Plan Administrator (or its delegate) may use such other method of accounting for the gains and losses experienced by the Trust as may accurately reflect each Participant’s interest therein.

6.2    Statement of Accounts. As soon as practicable after the end of each Accounting Date, the Plan Administrator (or its delegate) will deliver to each Participant (at his or her last known address) a statement indicating the balance of his or her Plan Account as of that date and containing such other information required by Section 105(a) of ERISA and Department of Labor regulations issued thereunder.

ARTICLE VII

TRUST FUND, INVESTMENT FUNDS AND INVESTMENT ELECTIONS

7.1    Investment Funds. The “Trust Fund” at any date will consist of all property of every kind then held by the Trustees, and shall primarily consist of Investment Funds (as defined below), selected by the Trustees or the Company to enable Participants and Beneficiaries to provide directions on how the Plan invests the assets allocated to their Accounts. The term “Investment Funds” means separate accounts, collective funds or mutual funds which are managed by a bank, insurance company or a registered investment adviser and which consist of diversified portfolio investments, but also includes (a) a fund (the “Company Stock Fund”) designed to invest in the common stock of AEGON N.V. (“Company Stock”) and (b) a self- directed account maintained by each Participant electing to direct, in accordance with procedures established by the Company, the investment of all or a portion of his or her Account. A separate trustee, as described in paragraph 7.4 of the Trust, will manage the Company Stock Fund. The Company or the Trustees may designate, add, or delete such Investment Funds or investment options under the Plan as they deem desirable. The Trustees or the Company may establish separate “fund accounts” to reflect the portion, if any, of the Participant’s Account invested in any of the Investment Funds. The Company shall also maintain a “loan fund” to reflect the portion, if any of the Participant’s Accounts attributable to any outstanding loans made by the Plan in accordance with Section 9.12. The loan fund shall consist only of promissory notes evidencing loans made to Participants by the Plan.

7.2    Investment Election Procedures. A Participant may make an “Investment Fund Election” by specifying his or her elections to the Plan Administrator, at such time and in such manner, as the Plan Administrator requires. A Participant may change such elections during the Plan Year in accordance with procedures adopted by the Plan Administrator. During any period for which a Participant fails to provide an Investment Fund Election with respect to any portion of his Accounts, the Plan shall invest such portion of his Accounts in a fund which constitutes a “qualified default investment alternative” (as defined in Department of Labor Regulations Section 2550.404c-5(e)). Effective January 1, 2014, the Plan’s qualified default investment alternative is the Portfolio Xpress Lifecycle fund, defaulted to moderate risk preference and retirement year equal to age 65. The Plan Administrator may change the qualified default investment alternative from time to time.

7.3    Transfers Between Investment Funds. A Participant by following such procedures as the Plan Administrator specifies, may direct the Plan to transfer all or any portion of his or her Account between the available Investment Funds.

7.4    Special Company Stock Fund Provisions. The provisions of this Section 7.4 govern the Company Stock Fund. The maximum portion a Participant may transfer into his or her Company Stock Fund account from other Investment Funds is thirty percent (30%) of his or her Account, determined at the time the Participant transfers or deposits the amount in such Company Stock Fund account. Further, the maximum portion a Participant may contribute into his or her Company Stock Fund account is thirty percent (30%) of his or her current contribution to the Plan. The Plan Administrator shall have the right to pay from the Participant’s Account any brokerage fees and expenses associated with such transfer and acquisition of Company

Stock. Further, the Plan Administrator shall have the right to pay from the Participant’s Account any brokerage fees and expenses associated with the conversion of units in the Company Stock Fund to any other Investment Fund and/or cash.

Within a reasonable time prior to each annual or special meeting of the shareholders of AEGON N.V., the Plan Administrator shall make available to each Participant a copy of the proxy soliciting material (including an annual report) for the meeting, together with a form requesting instructions to the Stock Subtrust trustee or the Company Stock Subtrust on how to vote the proportional number of shares of Company Stock (and any fractional share thereof) attributable to the Participant’s interest in the Company Stock Fund Account. Upon receipt of such instruction, the Stock Subtrust trustee shall vote such shares to the extent possible to reflect the direction of such Participants. The Company Stock Subtrust trustee shall vote the Company Stock attributable to each Participant’s interest in the Company Stock Fund Account for which the Stock Subtrust trustee does not receive voting instructions in the same proportion as the Stock Subtrust trustee votes the shares of Company Stock which are attributable to Participants’ interests in the Company Stock Fund of which the Company Stock Subtrust trustee receives voting instructions. Notwithstanding any provision to the contrary, if a tender or exchange offer is made for a majority of the outstanding shares of Company Stock, a Participant shall direct the Stock Subtrust trustee as to the disposition of the proportional number of shares of Company Stock attributable to his or her interest in the Company Stock Fund Account. If a Participant does not direct the Company Stock Subtrust trustee as to the disposition of the Company Stock attributable to his or her Company Stock Fund Account within the time specified, the Plan shall deem such Participant to have timely instructed the Company Stock Subtrust trustee not to tender or exchange such shares of Company Stock.

7.5    Special Self-Directed Account Provisions. In accordance with procedures specified by the Plan Administrator, a Participant may establish a Special Self-Directed Account (“SDA”) which enables that Participant to direct the investment of SDA funds into specific assets. A Participant may not direct the Plan to purchase shares of Company Stock for his or her SDA. A Participant may transfer into his or her SDA only amounts from the Participant’s Tax Deferred Contributions Account, Roth Contributions Account, and Rollover Contributions Account (and not amounts from the Participant’s Employer Matching Account). The minimum initial amount a Participant may transfer into an SDA is one thousand dollars ($1,000);

thereafter, a Participant may make transfers into his or her SDA in amounts of at least two hundred fifty dollars ($250).

7.6    Investment of Cash. The Trustees shall invest cash received by the Trust Fund for the account of any Participant or credited to the Account of any Participant in the Investment Funds in accordance with Sections 5.1 and 5.2 as soon as practicable. To the extent the Trust Fund retains any cash not invested in the Investment Funds, the Trustees may retain the cash uninvested, or may invest all or any part thereof in any other readily marketable investment until the Trust Fund can invest such cash in the Investment Funds.

7.7    Unrelated Business Tax Liability. In the event that the Plan shall incur unrelated business tax liability as a result of an investment or investments made by an individual account in the Plan, such liability shall be chargeable against the balance in such account. The Trustees of the Plan (or their delegee) shall be responsible in their sole discretion for making any determinations regarding the timing and allocation of amounts to be charged to such accounts.

ARTICLE VIII

VESTING

8.1    Fully Vested Benefits. At all times, the Plan shall fully vest a Participant in his or her Account, except for the portion attributable to Employer Matching Contributions made on his or her behalf. If a Participant retires on or after his or her Retirement Date, becomes Totally and Permanently Disabled, dies while in the employ of an Employer or a Related Company, or terminates employment with all Employers and the Related Companies after completing four (4) Years of Service, then the Plan shall fully vest the Participant in the balance of his or her Employer Matching Contributions Account. The balance in his or her Account, if any, as of the Accounting Date coincident with or next following his or her Termination Date (after the Plan makes all adjustments then required under the Plan ), may then become distributable in whole or in part in accordance with the applicable provisions of Article IX.

8.2    Partially Vested Benefits. If a Participant resigns or is dismissed from the employ of an Employer or a Related Company before completing at least four (4) Years of Service, and has not otherwise become fully vested pursuant to the provisions of Section 8.1, the Plan shall multiply the balance in his or her Employer Matching Contributions Account if any, as of the Accounting Date coincident with or next following his or her Termination Date (after the Plan makes all adjustments then required under the Plan ), by an amount equal to the vested percentage of such account determined in accordance with the following schedule:

Number of Years of Service	Vested Percentage
Less than one (1) year	Zero percent (0%)
One (1) year but less than two (2) years	Twenty-five percent (25%)
Two (2) years but less than three (3) years	Fifty percent (50%)
Three (3) years but less than four (4) years	Seventy-five percent (75%)
Four (4) years or more	One hundred percent (100%)

Notwithstanding any provisions in the Plan to the contrary, for the purpose of determining the vested interest of a Participant who dies while performing qualified military service (as defined in Code Section 414(u)), the Plan shall credit service in accordance with Code Section 401(a)(37) and such other requirements under the Heroes Earnings Assistance & Relief Tax Act of 2008 (“HEART Act”) as are applicable to the Plan.

8.3    Forfeiture Accounts and Forfeitures. The Plan shall credit the portion of a Participant’s Employer Matching Contributions Account that the Plan does not distribute to the Participant due to the provisions of Section 8.2 to a Forfeiture Account established and maintained by the Plan Administrator. If the Participant does not return to employment with an Employer or a Related Company prior to incurring a Break in Service or, if earlier, after he or she receives a complete distribution of his or her Account, the Plan will allocate the forfeiture in accordance with Section 5.5. If the Participant returns to employment with an Employer or a Related Company, he or she may repay the amounts previously distributed to him or her, and then the Plan will restore to his or her Employer Matching Contributions Account the amount previously forfeited. Upon restoration of the forfeited amounts, the vested percentage of the Participant’s Account will continue to increase in his or her Employer Matching Contributions Account as if the Plan had not made a distribution. If a Participant exercises his or her right of repayment, he or she must do so prior to the earlier of (a) five (5) years after the date he or she is subsequently re-employed by an Employer or Related Company, or (b) the last day of the Plan Year in which he or she would have incurred five consecutive Breaks in Service after his or her distribution. The Participant must repay to the Trustees, without interest, the amount of money, and other property, received from his or her Account. The Plan does not permit the repayment of any distribution from a Participant’s Rollover Account. If a Participant exercises his or her right of repayment, the Plan shall credit his or her Employer Matching Contributions Account with the money which he or she repaid and the amounts previously forfeited, unadjusted for any income, expense, gains or losses. The Plan shall restore amounts to his or her Employer Matching Contributions Account under policies and procedures of the Plan Administrator. Upon restoration, a Participant will continue to vest in his or her Employer Matching Contributions Account pursuant to the provisions of Section 8.2, and the Plan shall restore his or her Years of Service earned before such a Break in Service.

ARTICLE IX

DISTRIBUTIONS, LOANS AND WITHDRAWALS

9.1    Manner of Making Payments.

(a)

Notwithstanding any other provision of this Article IX to the contrary, effective January 1, 2008, the normal form of benefit payment under the Plan shall be a lump    sum distribution for employees (i) whose Employment Commencement Date occurs after December 31, 2007, or (ii) who begin to actively participate in the Plan after December 31, 2007.

(b)

Subject to the following provisions of this Article IX, the normal form of payment of the vested Account of any Participant legally married under the laws of any jurisdiction and who becomes entitled to a distribution will be a Joint and 50% Survivor Annuity, as described in and subject to the terms of Section 9.2. The Account of any such Participant who elects, with spousal consent, not to receive his or her Plan Account in the form of a Joint and Survivor Annuity, and the Account of any Participant not legally married, will be distributable by payment in accordance with one of the following methods:

(i)	a 75% Qualified Optional Survivor Annuity, as defined and subject to the terms of Section 9.2;

(ii)	one of the following distribution options payable monthly, quarterly, semi-annually, or annually:

(1)	specified, fixed payment over the number of years remaining until the Account has no balance;

(2)	payments over the Participant’s life expectancy (single or joint life); or

(3)	interest only payments;

(iii)	distribution of an annuity; or

(iv)	lump-sum distribution.

The Plan will make distributions under this Section 9.1 to all Participants in the form of cash or, where available, in stock. Subject to Section 9.2, the Participant may direct the method of distribution. Upon the death of the Participant, the Beneficiary may direct the method of distribution if the Participant has not done so. The Participant or Beneficiary must file such direction with the Plan Administrator in such manner and time as the Plan Administrator may reasonably require.

(c)

Notwithstanding the provisions of Section 9.1(b), a Participant may elect to receive a partial distribution of his or her Account, either in the form of a partial cash distribution or a total distribution from the Participant’s Company Stock Fund in kind.

9.2     Distribution of Plan Accounts in the Form of an Annuity.

(a)	If benefits become payable to a Participant who is legally married under the laws of any jurisdiction, and who:

(i) begins to receive payments under the Plan on or after his or her Retirement Date; or

(ii)	dies on or after his or her Retirement Date while still working for the Employer; or

(iii)	incurs a Termination Date and thereafter dies before beginning to receive such benefits;

then the Plan shall pay his or her Account in the form of a Joint and 50% Survivor Annuity as defined below, subject to the provisions of Section 9.1(b) and this Section 9.2.

(b)

As soon as practicable after a Participant’s Termination Date, if the Participant is eligible to receive payment in the form of a Joint and 50% Survivor Annuity, the Plan Administrator will provide him or her with election information consisting of:

(i)	a written description of the Joint and 50% Survivor Annuity and the relative financial effect of payment of his or her Account in that form as compared to other forms of payment under the Plan; and

(ii)	a notification of the right to waive payment in that form, the rights of his or her Spouse with respect to such waiver and the right to revoke such waiver.

(c)

During an election period commencing thirty (30) days after the date the Participant receives such election information and ending on the earlier of the one hundred fiftieth (150th) day thereafter or the date as of which his or her benefits commence, a Participant may, with the consent of his or her Spouse, waive payment in the Joint and 50% Survivor Annuity form and elect payment in such other form described in Section 9.1. The Spouse must make the written consent in writing, acknowledge the financial effect of the waiver, state the specific nonspouse beneficiaries (including any class of beneficiaries or contingent beneficiaries) to which the Account is payable and the distribution form selected by the Participant, and a Plan representative or notary public must witness the Spouse’s written consent.. After the Participant obtains such spousal consent and before his or her distribution commences, the Participant may not change his or her election to a Joint and 50% Survivor Annuity unless the Spouse further consents in the manner set forth above to the change. At the election of the Participant, the Plan shall commence payment of the Joint and 50% Survivor Annuity when the Plan has an obligation to pay the Participant a distribution under the Plan. Anytime during an election period, a Participant may revoke any prior waiver of the Joint and 50% Survivor Annuity form. A Participant may request in writing during the election period an explanation, written in nontechnical language, of the terms, conditions and financial effect (in terms of dollars per monthly benefit payment) of payment in the Joint and 50% Survivor Annuity form of benefit payment. If not previously provided to the Participant, the Plan Administrator shall provide him with such explanation within thirty (30) days of his or her request, and the Plan will extend the Participant’s election period, if necessary, to include the one hundred fiftieth (150th) day next following the date on which he or she receives such explanation. The term “Joint and 50% Survivor Annuity” means an annuity for the life of the Participant with a survivor annuity for the life of his or her Surviving Spouse which is not less than fifty percent (50%), or more than one hundred percent (100%) of the amount of the annuity payable during the joint lives of the Participant and his or her Spouse and which is the actuarial equivalent of a Single Life Annuity for the life of the Participant. The automatic Joint and Survivor Annuity shall be a 50% survivor annuity and shall be at least as valuable as any other form of benefit payable under Section 9.1 at the same time. The term “Single Life Annuity” means an annuity payable during the life of a Participant that is the actuarial equivalent of an annuity which the Plan can purchase from a life insurance company with the balance in the Participant’s Account. The Plan shall make no distribution to the Participant until his or her election period ends; provided, however, the Plan may make a distribution from a Participant’s Account less than 30 days after receipt of the written explanation described above if the Plan satisfies the following requirements:

(i)

the Plan provided the Participant with information which clearly indicates that the Participant has at least 30 days to consider whether to waive the Joint and 50% Survivor Annuity form of benefit and elect (with spousal consent) to a form of distribution other than a Joint and 50% Survivor Annuity form of benefit;

(ii)

the Plan permits the Participant to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the 7-day period which begins the day after the Plan provides to the Participant an explanation of the Joint and 50% Survivor Annuity form of benefit; and

(iii)

the annuity starting date is a date after the date that the Plan provides the written explanation to the Participant. (The annuity starting date may be a date prior to the date the Plan provides the written explanation to the Participant, if the distribution does not commence until at least 30 days after the Plan provides such written explanation, subject to the waiver of the 30-day period set forth above.)

The written explanation described herein shall inform the Participant of his or her right, if any, to defer payment of benefits and the tax consequences of failing to defer payment of benefits.

(d)

Notwithstanding the foregoing and subject to the terms of Section 9.2 that apply to a Joint and 50% Survivor Annuity, effective with respect to Plan years beginning after December 31, 2007, a Participant who elects to waive the Joint and 50% Survivor Annuity form of benefit under the Plan shall be entitled to elect the 75% Qualified Optional Survivor Annuity instead in accordance with the timing requirements under Section 9.2(c). The    term “75%    Qualified Optional Survivor    Annuity” means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is equal to the applicable percentage of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the actuarial equivalent of a

Single Life Annuity for the life of the Participant. If the percentage of the survivor annuity is less than 75%, the applicable percentage is 75%. If the percentage of the survivor annuity is greater than or equal to 75%, the applicable percentage is 50%.

9.3    Pre-Retirement Survivor Annuity. The term “Pre-Retirement Survivor Annuity” means an annuity for the life of the Participant’s Surviving Spouse, the payments under which must be equal to the amount of benefit which the Plan could purchase with the Account of a Participant as of the date of his or her death. Payment of such benefits will commence as soon as practicable after the date of the Participant’s death, unless the Surviving Spouse elects a later date. The Participant must make any election to waive the Pre-Retirement Survivor Annuity in writing during the election period described herein and shall require the Spouse’s consent in the same manner provided for in Section 9.2, in which case, the provisions of Section 9.9 will govern the payment of death benefits on behalf of the Participant. The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age thirty-five (35) and end on the date of the Participant’s death. In the event a Participant terminates employment prior to the beginning of the election period, the election period shall begin on the date of such separation from service. In connection with the election, the Plan Administrator shall provide each Participant within the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to the provisions of Section 9.2. If the Participant enters the Plan after the first day of the Plan Year in which the Participant attained age thirty-two (32), the Plan Administrator shall provide notice no later than the close of the second Plan Year following the entry of the Participant into the Plan. If a Participant becomes subject to the Pre- Retirement Survivor Annuity rules after attaining age thirty-five (35), the Plan shall provide the notice of the Pre-Retirement Survivor Annuity to the Participant within a reasonable period of time thereafter. If a Participant terminates employment before attaining age thirty-five (35), the Plan shall provide such notice within a reasonable period of time thereafter, unless previously provided.

9.4    Time for Distribution. The Plan will normally make or commence a distribution of a Participant’s Plan Account as soon as practicable following a Participant’s Termination Date and receipt by the Plan Administrator of the Participant’s distribution election form. If the value of the Participant’s vested Account exceeds five thousand dollars ($5,000), the Participant (but not his or her Beneficiary in the event of the Participant’s death) must consent in writing to receive the distribution (except as described otherwise in Section 9.5). The Plan will make a distribution of a Participant’s Account as soon as practicable following his or her death, and no later than five (5) years after the Participant’s death. Notwithstanding any provision to the contrary, if a Participant’s vested balance of his or her Account at the time of any distribution does not exceed five thousand dollars ($5,000), then the Plan shall distribute such Participant’s Account in a lump sum as soon as practicable after the Participant’s Termination Date. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this Section 9.4, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Section 9.16, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan which the Plan Administrator designates.

If the Participant is not a five percent (5%) owner, as defined in Code Sections 401(a)(9) and 416(i), the Participant’s distribution must begin by the first day of April following the later of the calendar year (1) in which the Participant attains age seventy and one-half (70 1⁄2); or (2) in which the Participant retires. If the Participant is a five percent (5%) owner, as defined in Code Sections 401(a)(9) and 416(i), the Participant’s distribution must begin by the first day of April following the calendar year in which he attains age seventy and one-half (70 1⁄2).

Unless the Participant elects to begin distributions at a later date pursuant to this Section 9.4, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which: (1) the Participant attains age 65; (2) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or, (3) the Participant terminates employment with all Employers.

9.5     Required Minimum Distributions.

(a)	General Rules.

(i)	The requirements of this Section 9.5 will take precedence over any inconsistent provisions of the Plan.

(ii)

The Plan will make all required    minimum distributions in accordance with Code Section 401(a)(9), the incidental death benefit requirements of Code Section 401(a)(9)(G), and Section 1.401(a)(9)-2 through -9 of the U.S. Treasury Regulations.

(iii)

Notwithstanding the other provisions of this Section 9.5, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(b)	Time and Manner of Distribution.

(i)	The Plan will distribute (in whole or in part) the Participant’s interest to the Participant no later than the Participant’s required beginning date.

(ii)	If the Participant dies before distributions begin, the Plan will distribute (in whole or in part) the Participant’s interest in accordance with the following:

(1)

If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, then, except as provided in paragraph (e) below, distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(2)

If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in paragraph (e) below, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)

If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Plan will distribute the Participant’s entire interest by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)

If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this paragraph (b)(ii), other than subparagraph (1) above, will apply as if the Surviving Spouse were the Participant.

For purposes of this paragraph (b)(ii) and paragraph (d) below, unless paragraph (4) above applies, The Plan considers distributions to begin on the Participant’s required beginning date. If paragraph (4) above applies, the Plan considers distributions to begin on the date distributions must begin to the Surviving Spouse under paragraph (1) above. If distributions under an annuity the Plan purchases from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s Surviving Spouse before the date distributions must begin to the Surviving Spouse under subparagraph (1) above), the Plan considers date distributions to begin on the date distributions actually commence.

(iii)

Unless the Plan distributes a Participant’s Account in the form of an annuity the Plan purchases from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, the Plan will make distributions in accordance with paragraphs (c) and (d) below. If the Plan distributes the Participant’s interest in the form of an annuity the Plan purchases from an insurance company, the annuity will make distributions in accordance with the requirements of Code Section 401(a)(9) and the U.S. Treasury Regulations issued thereunder.

(c)    Required Minimum Distributions During Participant’s Lifetime.

(i)	During the Participant’s lifetime, the minimum amount that the Plan will distribute for each distribution calendar year is the lesser of:

(1)

the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the U.S. Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution calendar year; or

(2)

if the Participant’s sole Designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the U.S. Treasury Regulations, using the Participant’s and Spouse’s attained ages of the Participant’s and Spouse’s birthdays in the distribution year.

(ii)

The Plan will determine required minimum distributions under this paragraph (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d) Required Minimum Distributions After Participant’s Death.

(i) Death	On or After Date Distributions Begin.

(1)

If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that the Plan will distribute for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

a.	The Plan will calculate the Participant’s remaining life expectancy using the age of the Participant in the year of death, reduced by one for each subsequent year.

b.	If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, the Plan will calculate the remaining life expectancy of the

Surviving Spouse for each distribution calendar year after the year of the Participant’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the Surviving Spouse’s death, the Plan will calculate the remaining life expectancy of the Surviving Spouse using the age of the Surviving Spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

c.

If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, the Plan will calculate the Designated Beneficiary’s remaining life expectancy using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent calendar year.

(2)

If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that the Plan will distribute for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) Death	Before Date Distributions Begin.

(1)

Except as provided in paragraph (e) below, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that the Plan will distribute for each Distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in paragraph (d)(i).

(2)

If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Plan will complete distribution of the Participant’s Account balance by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)

If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, and the Surviving Spouse dies before distributions must begin to the Surviving Spouse under subparagraph (b)(ii)(1) above, this paragraph (d)(iii) will apply as if the Surviving Spouse were the Participant.

(e) No	Special Election of 5-Year Rule for Distributions to Designated Beneficiaries.

The Plan shall make distributions after the death of a Participant in accordance with paragraphs (b) and (d) above, and Participants or Beneficiaries may not elect on an individual basis whether the 5-year rule or the life expectancy rule in subparagraphs (b)(ii) and (d)(ii) applies to distributions after the death of a Participant who has a Designated Beneficiary.

(f) Definitions.

(i)

Designated Beneficiary. The individual who the Participant designates as the Designated Beneficiary under Section 9.9 of the Plan and is the Designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the U.S. Treasury regulations.

(ii)

Distribution Calendar Year. A calendar year which requires the Plan to make a minimum distribution. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions must begin pursuant to paragraph (b)(ii) above. The Plan will make the required minimum distribution for the Participant’s first Distribution Calendar Year on or before the Participant’s required beginning date. The Plan will make the required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s required beginning date occurs, on or before December 31 of the Distribution Calendar Year.

(iii)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(iv)

Participant’s Account balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if the Plan either distributes or transfers the amounts in the valuation calendar year.

(v)	Required beginning date. The date specified in Section 9.4 of the Plan.

9.6    Facility of Payment. Notwithstanding any provision of this Article IX to the contrary, if, in the Plan Administrator’s sole opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his or her financial affairs, the Plan Administrator may direct the Plan to make payment to a relative or friend of such person for his or her benefit. The payment of a Plan benefit hereunder shall fully discharge the Plan from any further liability for such payment. If a married Participant is under a legal disability or otherwise incapacitated, upon evidence satisfactory to the Plan Administrator, the Plan will deem the Participant’s Spouse as the Participant for all purposes under the Plan.

9.7    Interests Not Transferable. The interests of Participants and other persons entitled to benefits under the Plan are not subject to the claims of their creditors, and the Participant or other persons entitled to benefits under the Plan may not voluntarily or involuntarily assign, alienate, or encumber. Notwithstanding anything in the preceding to the contrary, the provisions of this Section 9.7 shall not apply to either (i) the recouping of benefit overpayments or (ii) any offset of a Participant’s benefits provided under the Plan against an amount that the Participant must pay to the Plan if such offset satisfies the requirements provided under Code Section 401(a)(13).

9.8    Absence of Guaranty. The Trustees, Employers, and the Company do not in any way guarantee the Trust Fund from loss or depreciation. The Company, Trustees, and the Employers do not guarantee any payment to any person. The liability of the Plan to its participants is limited to the available assets of the Trust Fund.

9.9    Designation of Beneficiary. In the event of the death of a married Participant where the Participant waived the Pre-Retirement Survivor Annuity under Section 9.3, the Plan will pay the Participant’s entire vested Account balance to his or her Surviving Spouse, except as otherwise provided below. Each Participant from time to time, by signing a form furnished by the Plan Administrator, may designate any legal or natural person or persons (whom the Participant may designate contingently or successively) to whom the Plan must pay his or her benefits if he or she dies before he or she receives all his or her benefits under the Plan. However, if a married Participant designates a Beneficiary other than his or her Spouse, his or her Spouse must consent in writing to such designation and acknowledge in writing the financial effect of such designation. The Participant’s Spouse must have either a Plan representative or a Notary Public witness such consent. Upon the marriage of a Participant, any Beneficiary designation the unmarried Participant made becomes null and void. Any consent of a Spouse is effective only for that Spouse. Notwithstanding the foregoing, effective January 1, 2008, the Plan does not require spousal consent for Beneficiary designations made by married Participants whose normal form of benefit is a lump-sum payment. A properly completed Beneficiary designation form becomes effective only when the Plan Administrator receives the designation while the Participant is alive and will cancel all prior Beneficiary designations. If a deceased Participant fails to designate a Beneficiary as provided above, or if the Designated Beneficiary of a deceased Participant dies before the Participant or before complete payment of the Participant’s Account, the Plan will pay the Participant’s Account as follows:

(a)	to the Surviving Spouse of the Participant, if any; or

(b)	if the Participant leaves no Surviving Spouse, to his or her descendants (including legally adopted children or their descendants) per stirpes; or

(c)	if there is neither a Surviving Spouse nor surviving descendants, to the duly appointed and qualified executor or other personal representative of the Participant; or

(d)

in the event that there is no such qualified executor or other personal representative duly appointed and qualified within six months after the date of death of a Participant, then to such persons as the Plan Administrator, in its sole judgment, determines would be entitled to share in the distribution of such deceased Participant’s personal estate.

The term “Designated Beneficiary” as used in the Plan means the person or persons designated by a Participant as his or her Designated Beneficiary in the last effective Beneficiary designation form filed with the Plan Administrator under this Section 9.9 and to whom a deceased Participant’s benefits are payable under the Plan. The term “Beneficiary” as used in the Plan means the person or persons to whom a deceased Participant’s benefits are payable under this Section.

Notwithstanding the foregoing, in no event shall the Plan pay benefits of a deceased Beneficiary who was the Participant’s Surviving Spouse to such Beneficiary’s Surviving Spouse.

9.10    Missing Persons, No Beneficiaries, Closed Estates, and Refusals to Take Plan Distributions. The Plan Administrator is under no obligation to search for or locate a Participant or Beneficiary. Each Participant and Beneficiary must file with the Plan Administrator from time to time in writing the Participant or Beneficiary’s post office address and each change of post office address. The Plan shall consider any communication, statement, or notice addressed to a Participant or Beneficiary at the last post office address filed with the Plan Administrator, or if no address is on file with the Plan Administrator, then in the case of a Participant, at the Participant’s last post office address as shown on the Employer’s records, a notification for purposes of the Plan and shall be binding on the Participant and Beneficiary for all purposes of the Plan.

If the Company notifies a Participant or Beneficiary of the provisions of this Subsection, the Participant or Beneficiary can submit a qualified disclaimer that satisfies Section 2518 of the Code, and that is in such form and manner as the Company provides. If the Participant or Beneficiary fails to submit such a qualified disclaimer, and fails to claim the Participant’s or Beneficiary’s benefits or make such person’s whereabouts known to the Company within one year after the notification, the Account of the Participant or Beneficiary may be disposed of, to the extent permitted by applicable law, by one or more of the following methods:

(a)	By retaining the Account in the Plan.

(b)	By paying such Account to a court of competent jurisdiction for judicial determination of the right thereto.

(c)

By forfeiting such Account in accordance with procedures established by the Plan Administrator. If the Plan Administrator subsequently either locates a Participant, Spouse, or Beneficiary or such person contacts the Plan Administrator and requests benefits under the Plan, the Plan shall restore such Account without interest, to the Participant, Spouse, or Beneficiary, as applicable.

(d)	By any equitable manner permitted by law under rules adopted by the Plan Administrator.

This Section 9.10 of the Plan also shall apply to an Alternate Payee (as defined in Section 9.11) under a Qualified Domestic Relations Order, a Participant, Spouse, or Beneficiary who refuses to accept Plan benefits after the Participant attains or would have attained age 70 1⁄2 or as otherwise required by Section 401(a)(9) of the Code.

9.11    Qualified Domestic Relations Order. In addition to payments made under Article IX on account of a Participant’s termination of employment, the Plan will make payments to an Alternate Payee (as defined below) prior to, coincident with, or after Participant’s Termination Date if made pursuant to a Qualified Domestic Relations Order. However, the Plan may not commence payments to an Alternate Payee pursuant to a Qualified Domestic Relations Order prior to the date when the Plan pays the affected Participant a distribution under the Plan or, if earlier, the date when such Participant attains age fifty (50). In addition, this Plan specifically authorizes distributions to an Alternate Payee under a Qualified Domestic Relations Order regardless of whether the Participant has attained the earliest retirement age (as defined above and in Code Section 414(p)) only if: (a) the order specifies distribution at the earlier date or permits an agreement between the Plan and the Alternate Payee authorizing an earlier distribution; and (b) the Alternate Payee consents to a distribution prior to the Participant’s earliest retirement age if the present value of the Alternate Payee benefits under the Plan exceeds one thousand dollars ($1,000). Notwithstanding anything to the contrary, The Plan shall not make distributions directly from a Participant’s SDA pursuant to a Qualified Domestic Relations Order. The Participant must first transfer funds into other Investment Funds under the Plan. Nothing in this Section 9.11 shall permit a Participant a right to receive distribution at a time otherwise not permitted under the Plan, nor shall this Section 9.11 permit the Alternate Payee to receive a form of payment not permitted under the Plan. The term “Qualified Domestic Relations Order” shall have the meaning set forth in Section 414(p) of the Code.

The Plan Administrator shall establish reasonable procedures to determine the qualified status of domestic relations order and to administer distributions under such qualified orders, including, in its sole discretion, the establishment of segregated accounts for Alternate Payees. The term “Alternate Payee” means any Spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to the Participant. Notwithstanding any other provision of the Plan to the contrary, the Plan shall pay all amounts to an Alternate Payee in accordance with the procedures as established by the Company.

9.12    Loans to Participants. The Plan shall grant loans in accordance with Code Section 4975(d)(1), Section 408(b)(1) of ERISA, and procedures set forth in a separate written document hereinafter referred to as the “Loan Program Document.” The Plan hereby incorporates the Loan Program Document by reference to form part of the Plan. The Plan Administrator shall have the right to modify, alter, or amend the Loan Program Document in accordance with the provisions outlined in this Section 9.12. Accordingly, the Plan Administrator, in its sole discretion and upon written application by a Participant who is a Participant in the Plan and an Employee of an Employer, may make a loan from the Trust Fund to the Participant for any purpose. The Plan shall make Loans available to all Participants on a reasonably equivalent basis; provided, however, the Plan Administrator may disallow loans to Participants who are officers and/or directors of the Company based on a reasonable question concerning the legality of such loans under the provisions Section 13(k) of the Securities and Exchange Act of 1934. The application and the resulting loan must meet the terms and conditions specified in the Loan Program Document, and the Plan shall approve or deny a loan request based on whether the loan would meet the requirements therein. A Participant may only borrow against the nonforfeitable balances of that portion of his or her Account, excluding amounts in an SDA.

A Participant may have no more than two (2) loans outstanding at a time and may not receive a new loan until the later of (i) 15 business days from the date the Plan Administrator or its designee receives the funds to pay off a loan, or (ii) six (6) months from the time the Plan last granted the Participant a loan. The amount of such loan must be at least one thousand dollars ($1,000) and, together with the accrued interest under this Plan and all other qualified retirement plans shall be within the following limits:

(a)

If the balance of the Participant’s Account is at least two thousand dollars ($2,000) and less than one hundred thousand dollars ($100,000), the Participant may borrow up to one-half the non-forfeitable balance of his or her Account;

(b)	If the balance of the Participant’s Account is one hundred thousand dollars ($100,000) or more, the Participant may borrow up to lesser of:

(i) one-half the non-forfeitable balance of his or her Account; or

(ii) Fifty thousand dollars ($50,000), reduced by the excess (if any) of:

(1) the highest outstanding balance of loans under the Plan and all other qualified Employer plans during the one (1)-year period ending on the day before the date on which such loan was made, over

(2)     the outstanding balance of such outstanding loans on the date on which the Plan made such loan.

The Participant shall pledge as security for such loan the balance of his or her Account; provided, however, that if a married Participant desires a loan and his or her normal form of benefit is the Joint and 50% Survivor Annuity, the Participant may only pledge his or her Account as security for such loan if his or her Spouse consents in writing to such pledge during the one hundred eighty (180)-day period ending on the date of such pledge, and such spousal consent acknowledges the financial effect of such pledge and either a Plan representative or a notary public witnesses the consent. Notwithstanding the foregoing, the Plan does not require spousal consent for loan requests made by married Participants whose normal form of benefit is a lump-sum payment. The Participant must repay the principal of such loan within five (5) years after the date the Plan made the loan unless the Participant uses the proceeds of the loan to purchase the Participant’s principal place of residence, in which case the Plan Administrator, in accordance with the written Loan Program Document, may authorize a longer repayment schedule not to exceed 20 years. The Plan shall require each Participant to evidence each such loan by a written note providing for repayment in substantially equal installments not less frequently than quarterly over a fixed period and at an interest rate generally equal to the prevailing rate of such loans at a commercial lending institution, or at a fixed percentage rate based on the prime rate as the Plan Administrator shall determine in a uniform and nondiscriminatory manner. The Plan may impose a reasonable service charge for processing any loan made to a Participant. The Plan Administrator shall determine the amount of the service charge in a uniform and nondiscriminatory manner. In order to obtain a loan, active Participants must agree to authorize payroll deductions to repay the loan, subject to any limitation which may apply in the case of a borrower on an unpaid leave of absence. A Participant who terminates employment but who elects to defer distribution of his or her Plan Account must make at least quarterly repayments according to the procedures the Plan Administrator sets forth. The Participant may prepay the loan in an amount less than the full principal balance and accrued interest at any time without penalty. The Plan shall credit any such payment in accordance with the Loan Program Document. The Participant may prepay the full principal balance and accrued interest at any time without penalty. Nonpayment of a required payment under the loan shall constitute default on the loan. If on the date on which the Plan must pay to the Participant or his or her Beneficiary a distribution, any loan or portion of a loan made to the Participant together with the accrued interest thereon remains unpaid, an amount equal to such loan or any part thereof, together with the accrued interest thereon, shall be charged to the Participant’s Account after all other adjustments required under the Plan have been made, but before any payment or distribution is made pursuant to the foregoing provisions of this Article IX. However, if the Plan directly transfers a Participant’s Account into another qualified plan which accepts rollovers of account balances, including outstanding loans, the Plan will not charge the outstanding loan balance to the Participant’s Account prior to its distribution. When a Participant receives a loan, the Plan will hold his or her promissory note in a separate subaccount earmarked for his or her benefit. The Plan shall credit all repayments of principal and payments of interest to the subaccount from which the Plan made the loan. The loan subaccount will not share in any income, expense, gain, or loss of the Trust Fund, and other Participants’ Accounts will not share in payments made with respect to the loan. The Plan shall make loans authorized herein from the Investment Funds as directed by the Participant. In the event that the Participant does not provide such direction, the Plan shall make the loans from the Investment Funds in the order specified in the Loan Program Document.

The Plan Administrator may establish administrative guidelines providing that the Participant may suspend loan repayments (1) as permitted under Code Section 414(u), relating to service in the uniformed services, and/or (2) not longer than one (1) year during other leaves of absence, in accordance with applicable U.S. Treasury regulations.

9.13    Hardship Withdrawals. Upon the submission of an appropriate application filed with the Plan Administrator or its designee, a Participant who incurs a substantial financial hardship may elect to withdraw an amount no greater than the amount necessary to satisfy the verified hardship. The Plan Administrator or its designee, in its sole discretion, shall verify that the Participant has incurred a substantial financial hardship and confirm that the requested withdrawal does not exceed the amount necessary to satisfy the hardship. The Plan Administrator or its designee shall make such verification and confirmation in a uniform and nondiscriminatory manner.

If the Plan Administrator or its designee determines that the Participant qualifies for a withdrawal under this Section 9.13, the Participant may withdraw both Tax Deferred Contributions and Catch-up Contributions credited to his or her Tax Deferred Contributions Account (and the earnings thereon, if any, credited prior to January 1, 1989) and his or her Rollover Contributions Account balance, if any, (including earnings thereon, if any), which are not more than the balance of his or her Tax Deferred Contributions Account plus the balance of his or her Rollover Contributions Account as of the next Plan valuation date to the extent not invested in a SDA.

The Plan may make a hardship withdrawal only if the Participant represents in writing that he or she needs the distribution for a purpose that falls under one of the following categories, pursuant to guidelines established by the Plan Administrator:

(a)	medical expenses (as described in Code Section 213(d)) of the Participant, the Participant’s Spouse or dependents;

(b)	down payment on the Participant’s principal residence;

(c)

payment of tuition for the next twelve (12) months (following the date of the hardship withdrawal request) of post-secondary education for the Participant, the Participant’s Spouse, children or dependents;

(d)	the prevention of the eviction from, or the foreclosure on, the Participant’s principal residence;

(e)	payments for burial and funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B));

(f)	catastrophic, uninsured loss of the Participant’s residence or primary vehicle;

(g)	special tax assessments due within 30 days; or

(h)	replacement of lost income as a result of disability of the Participant or the Participant’s Spouse.

Effective January 1, 2010, the Plan shall permit hardship withdrawals for expenses described in (a), (c), and (e) above with respect to a “primary beneficiary” (as such term is defined in Section III of Internal Revenue Service Notice 2007-7).

The Plan will deem a distribution not to exceed the amount necessary to meet the immediate and heavy financial need if:

(a)	the amount withdrawn under this Section 9.13 does not exceed the amount necessary to satisfy his or her immediate and heavy financial need including taxes payable on the amount of the distribution;

(b)	the Participant received all distributions and taken all nontaxable loans available (at the time of the loan) under all plans maintained by the Employer;

(c)

the Participant’s ability to make a Tax Deferred Contribution or Roth Contribution under this Plan or the Transamerica Employee Stock Purchase Plan is suspended for a period of six (6) months following a withdrawal under this Section 9.13; and

(d)

the amount of the Participant’s Tax Deferred Contributions under this Plan, for the Plan Year next following the Plan Year in which a hardship withdrawal pursuant to this Section 9.13 is made, is reduced by the amount of the Tax Deferred Contributions, if any, made on behalf of the Participant under the Plan during the Plan Year in which such withdrawal was made.

In order for the Plan Administrator or its designee to verify whether a Participant has an actual substantial financial hardship for which the Plan will authorize a withdrawal, and to verify that amount necessary to meet such financial hardship, the Participant will provide, in the form and in the manner prescribed by the Plan Administrator or its designee, all information which the Plan Administrator or its designee may request with regard to the nature of the hardship, the amount required to satisfy the financial hardship, his or her financial status and the availability of other resources to meet such hardship. Notwithstanding the foregoing, a married Participant with a normal form of benefit of the Joint and 50% Survivor Annuity must have his or her Spouse consent in writing to any distribution under this Section 9.13, and such consent must (1)

be received within ninety (90) days prior to the date of the hardship distribution; (2) acknowledge the effect of such distribution; and (3) be witnessed by a Plan representative or a notary public.

The Plan shall make hardship distributions authorized herein from the Investment Funds as directed by the Participant. In the event that the Participant does not provide such direction, the Plan shall make the withdrawals from the Investment Funds according to procedures established for a withdrawal under this section 9.13. The Plan, in its sole discretion, may make hardship distributions either in cash or where available, in stock.

9.14    Other In-Service Withdrawals. A Participant may not make withdrawals from his or her Tax Deferred Contributions Account prior to attaining age fifty-nine and one half (59 1⁄2), except in the event of disability, retirement, termination of employment, or proven hardship as defined in Section 9.13. However, the Plan shall allow a Participant who has attained age fifty- nine and one half (59 1⁄2) to make a withdrawal from his or her Plan Account at any time. The Participant shall make the written withdrawal request to the Plan Administrator or its designee. If a married Participant at the time of withdrawal has as his or her normal form of payment the Joint and 50% Survivor Annuity, his or her Spouse must consent to such withdrawal and such consent must acknowledge the financial effect of the withdrawal and be witnessed by either a Plan representative or a notary public.

Notwithstanding the above, if a Participant has a Nondeductible Employee Contributions Account, upon proper written application in such form as required by the Plan Administrator, the Plan shall permit a Participant to withdraw a portion or all of the balance of such Account. The Participant may not repay amounts withdrawn. If a married Participant at the time of withdrawal has as his or her normal form of benefit the Joint and 50% Survivor Annuity, his or her Spouse must consent to such withdrawal and such consent must acknowledge the financial effect of the withdrawal and be witnessed by a Plan representative or notary public. The Plan will make withdrawals from the Investment Funds as directed by the Participant. In the event that the Participant does not provide such direction, the Plan shall make the withdrawal from the Investment Funds in the order of least risky Investment Fund to most risky Investment Fund, as determined by the Plan Administrator or its designee, in its sole discretion. The Plan, in its sole discretion may distribute withdrawals in cash or, where available, in stock.

9.15    Restrictions on Distribution of Tax Deferred Contributions. The Plan shall not distribute to a Participant who has otherwise incurred a Termination Date under Article VIII, his or her Tax Deferred Contributions Account unless (a) he or she also incurred a severance from employment within the meaning of Code Section 401(k)(2)(B)(i)(I), or (b) he or she receives a lump sum distribution (as defined in Code Section 401(k)(10)) of his or her vested Account in connection with the termination of the Plan without establishment or maintenance of another defined contribution plan other than an employee stock ownership plan (as defined in Code Section 4975(e)(7)).

9.16    Direct Rollovers.

(a)	Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s (as defined below) election under this

Section 9.16, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution that is $200 or greater paid directly to an eligible retirement plan the distributee specifies in a direct rollover. In addition, if the amount of the eligible rollover distribution is greater than $500, the distributee may elect to have a portion of such total amount paid directly to an eligible retirement plan with the balance paid to the distributee, provided that the portion transferred to the eligible retirement plan is an amount not less than $500.

(b) The	following are definitions for purposes of this Section 9.16:

(i)

Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee. An eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent Section 401(a)(9) requires such distribution; any hardship distribution described in Code Section 401(k)(2)(B)(i)(iv); the portion of any other distribution(s) that the distributee does not include in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

(ii)

Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. To the extent federal law so provides, an “eligible retirement plan” also includes the federal Thrift Savings Plan. If the distributee is a Designated Beneficiary who is not a Surviving Spouse of the Employee or former Employee, an eligible retirement plan shall only include an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract). If a distribution meets the requirements of Code Section 408A, the distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution paid to a Roth IRA in the form of a direct rollover.

(iii)

Distributee: A distributee includes an Employee or former Employee. In addition, the Employee or former Employee’s Surviving Spouse and the Employee or former Employee’s Spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order are distributees in regard to the interest of the Spouse or former spouse, as applicable. A distributee shall also include any Designated Beneficiary who is not the Spouse of the Employee or former Employee. For purposes of Subsection 9.16(b), a distributee shall also include any Designated Beneficiary who is not the Spouse of the Employee or former Employee, provided that the recipient eligible retirement plan is (1) an individual retirement account that meets the requirements of Code Section 402(c)(11), or (2) a Roth IRA that is described in Code Section 408A and subject to the restrictions set forth in Code Section 408A.

(iv) Direct	rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c) A

distribution subject to this Section 9.16 may not commence prior to thirty (30) days after the Plan Administrator or its designee provides the notice required under Treas. Reg. §1.411(a)-11(c), unless:

(i) the

Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii) the	Participant, after receiving the notice, affirmatively elects a distribution.

(d) Modifications	of Eligible Rollover Distribution Rules.

(i)

For purposes of the direct rollover provisions in this Section 9.16 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former spouse who is the alternate payee under a Qualified Domestic Relation Order, as defined in Code Section 414(p).

(ii)

For purposes of the direct rollover provisions in this Section 9.16 of the Plan, any amount that the Plan distributes because of hardship shall not be an eligible rollover distribution, and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

(iii)

For purposes of the direct rollover provisions in this Section 9.16 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after- tax employee contributions which are not includible in gross income.However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(e)

Automatic Rollovers. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Section 9.4, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Sections 9.16(a) through (c) above, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

(f)

Notwithstanding any other provision of the Plan, the Plan only will make a direct rollover of a distribution from a designated Roth Contributions Account under the Plan to another designated Roth Contributions Account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under Code Section 402(c).

(g)

Notwithstanding any other provision of the Plan, unless otherwise provided by the Plan Administrator, the Plan will accept a rollover contribution to a Roth Contributions Account only if it is a direct rollover from another Roth Contributions Account under an applicable retirement plan as defined in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(h)

The Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a Participant’s Roth Contributions Account if the Plan Administrator reasonably expects the amounts of the distributions that are eligible rollover distributions to total less than $200 during a year. In addition, the Plan Administrator will not take into account any distribution from a Participant’s Roth Contributions Account in determining whether the Plan Administrator can reasonably expect distributions from a Participant’s other accounts to total less than $200 during a year. However, the Plan will take into account eligible rollover distributions from a Participant’s Roth Contributions Account in determining whether the total amount of the Participant’s account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

(i) The Plan will treat its provisions which allow a Participant to elect a direct rollover of only a portion of an eligible rollover distribution if the amount rolled over is at least $500 as a separate distribution from any amount distributed from the Participant’s other accounts in the Plan, even if the Plan distributes the amounts at the same time.

9.17    Income Tax Withholding. The Plan shall reduce the amount distributed to a Participant or Beneficiary under the Plan to the extent necessary to comply with income tax withholding rules under the Code and any relevant state and local rules.

9.18    Distributions Prohibited by Federal Law or Regulation. Notwithstanding any other provision of the Plan to the contrary, it is the intent of the Plan Administrator and its designee to comply with the regulations promulgated by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Plan Administrator or its designee may withhold benefit distributions under the Plan to any person if the Company, in its good faith discretion, determines that OFAC guidance requires such withholding.

9.19    Spousal Consent Requirements for Legally Separated Participants or Unlocatable Spouses. Notwithstanding any other provision in the Plan to the contrary, the spousal consent requirements of the Plan applicable to married Participants shall not be applicable to either (i) legally separated Participants as evidenced by a court order or (ii) upon proof satisfactory to the Plan Administrator, unlocatable Spouses.

ARTICLE X

AMENDMENT, TERMINATION, MERGERS AND TRANSFERS

10.1    Amendment and Termination. The Company, in its sole discretion, shall have the right to amend or terminate the Plan at any time. No amendment shall reduce the allocations made to the Accounts of a Participant immediately preceding the effective date of the amendment. No amendment shall have the effect of eliminating or reducing a subsidy or an early retirement benefit (as defined in Treasury regulations issued under Code Section 411(d)(6)), or impermissibly eliminating an optional form of benefit, with respect to benefits attributable to service prior to the effective date of amendment. For purposes of the Plan, the Company’s modification of Schedules A and B do not constitute amendments or termination of the Plan.

10.2    Merger and Consolidation of Plan, Transfer of Plan Assets. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other Plan, provisions shall be made so that each affected Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then terminated.

10.3    Vesting and Distribution on Termination and Partial Termination. The Plan will have an Accounting Date upon the termination or partial termination of the Plan. After the Plan makes all adjustments required by law, the Plan will fully vest each affected Participant’s benefits. Subject to the requirements of Article IX, and notwithstanding any other provision of the Plan, upon termination of the Plan, the Plan Administrator may elect to make all distributions resulting from the termination in a single-lump sum payment in cash.

10.4    Transfer from Other Qualified Plans. With the consent of the Plan Administrator and under the policies and procedures of the Plan Administrator, an employer may initiate a transfer to the Trustees of all or any of the assets held in respect to any other plan or trust which satisfies the applicable requirements of the Code relating to qualified plans and trusts provided the Plan will not accept such transfers from a defined benefit plan (as described in Code Section 414(j)) or a defined contribution plan (as described in Code Section 414(i)) which is subject to the funding standards of Code Section 412.

10.5    Transfer to Other Qualified Plans. The Plan Administrator may transfer some or all of the assets held under the Trust to another plan or trust meeting the requirements of the Code relating to qualified plans and trusts. However, prior to the transfer of any AEGON N.V. Registered Shares, the Plan Administrator must determine the transferee plan permits the holding of such securities. Upon receipt of such written direction, the Trustees shall transfer the affected assets.

ARTICLE XI

TOP-HEAVY PROVISIONS

11.1    In General. If, as of the day immediately preceding the first day of any Plan Year (the “Determination Date”), the aggregate present value of the Account balances of all “Key Employees” and their Beneficiaries exceeds sixty percent (60%) of the aggregate present value of the Account balances of all Participants and Beneficiaries, the provisions specified in this Article XI will automatically become effective as of the first day of the Plan Year. The Plan shall increase a Participant’s Account balance as of the Determination Date by the distributions made with respect to the Participant under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the Determination Date. In the case of a distribution made for a reason other than severance from employment, death, or disability, the Plan shall apply this provision by substituting “five-year period” for “one-year period.” The Plan shall not take into account the aggregate present value of the Account of a Participant who has not performed any services for the Company during the one-year period ending on the Determination Date. The Plan will make the calculation in accordance with Code Section 416(g), taking into consideration plans in the Aggregation Group. The term

“Aggregation Group” shall include each plan of an Employer or Related Company which includes a Key Employee and each plan of an Employer or Related Company which allows this Plan to meet the requirements of Code Sections 401(a)(4) or 410, and may include any other plan of an Employer or Related Company, if the Aggregation Group would continue to meet the requirements of Code Sections 401(a)(4) and 410. The provision which will take effect under this Article XI are:

(a)	the vesting schedule in Section 8.2 changes to the following schedule:

Number of Years of Vesting Service	Vested Percentage
Less than one (1) year	Zero percent (0%)
One (1) year but less than two (2) years	Twenty-five percent (25%)
Two (2) years but less than three (3) years	Fifty percent (50%)
Three (3) years or more	One hundred percent (100%)

(b)

the aggregate amount of Employer contributions allocated in each Plan Year to the Accounts of each Participant who is not a Key Employee, and whom the Employer employs on the last day of the applicable Plan Year, may not be less than the lesser of:

(i)	three percent of his or her compensation for the Plan Year, or

(ii)

a percentage of compensation equal to the largest percentage obtained by dividing the sum of the amounts contributed to the Tax Deferred Contributions Account, Employer Matching Contributions Account and any other Employer Contributions Account of any Key Employee for that Plan Year by that employee’s compensation.

The Plan shall take into account Employer Matching Contributions for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Employer Matching Contributions under the Plan or, if the Plan provides that another plan shall meet the minimum contribution requirement, such other plan. The Plan shall treat Employer Matching Contributions to satisfy the minimum contribution requirements as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

The preceding provisions will remain in effect for the period in which the Plan is top- heavy. If, for any particular years thereafter, the Plan is no longer top-heavy, the Company may amend or delete such provisions from the Plan, except that the Plan shall not make less favorable the vesting schedule described in paragraph (a) of this Article XI for any Participant who has then completed three or more Years of Service. No amendment may cause any previously vested portion of any Account to become forfeitable and any Participant with more than three Years of Service shall select which vesting schedule shall apply to his or her Account for such Plan Years.

“Compensation” as used in this Article XI is “compensation” as defined in Code Section 414(q)(4).

ARTICLE XII

PLAN ADMINISTRATION

12.1    Plan Administrator. The Company is the administrator of the Plan and shall have the rights, duties, and obligations of an “administrator” as Section 3(16)(A) of ERISA and Section 414(g) of the Code define that term. The Company may delegate any of its rights, duties, and obligations to either (i) a person or committee of at least three members or (ii) a third party record keeper as determined by the Company from time to time. The Plan Administrator and its delegates shall have full discretionary authority to construe and interpret the Plan, and to decide all matters arising under it, including eligibility for Plan participation, entitlement to Plan benefits, and making factual determinations. The determinations of the Plan Administrator and its delegates shall be final and binding on all parties, including, without limitation, the Company, any other Employer, Employees, Participants, former Participants, Beneficiaries and Alternate Payees (as defined in Section 9.11), except as otherwise provided by law. The Trustees, the Plan Administrator and its delegates shall be “named fiduciaries,” as described in section 402 of ERISA, with respect to their respective authority under the Plan. The Company hereby delegates day-to-day operations of the Plan to the Transamerica Employee Service Center and selects Transamerica Retirement Solutions as its record keeper.

12.2    Powers and Duties of Plan Administrator.

(a)

The Plan Administrator shall have full power and discretion to administer the Plan and to construe and apply all of its provisions. The Plan Administrator’s powers and duties, unless properly delegated, shall include, but shall not be limited to:

(i)	Designating agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

(ii)	Deciding questions relating to eligibility, continuity of employment, and amounts of benefits.

(iii)

Deciding disputes that may arise with regard to the rights of Employees, Participants and Beneficiaries, and their legal representatives, under the terms of the Plan. Decisions by the Plan Administrator or its delegate are final and binding in each case.

(iv)	Obtaining information from the Employers with respect to their Employees as necessary to determine the rights and benefits of

Participants under the Plan. The Plan Administrator or its delegate may rely conclusively on the information the Employer provides.

(v) Compiling	and maintaining all records necessary for the Plan.

(vi) Authorizing	the payment of all benefits as they become payable under the Plan.

(vii) Engaging	such legal, administrative, consulting, actuarial, investment, accounting, and other professional services as the Plan Administrator deems proper.

(viii) Adopting

rules and regulations for the consistent administration of the Plan. In a nondiscriminatory manner, the Plan Administrator or its delegate may waive the timing requirements of any notice or other requirements described in the Plan. Any such waiver will not obligate the Plan Administrator or its delegate to waive any subsequent timing or other requirements for other Participants.

(ix) Interpreting	and approving Qualified Domestic Relations Orders, as defined in section 414(p) of the Code.

(x) Performing	other actions provided for in other parts of this Plan. (xi) Correcting administrative errors or mistakes of fact.

(xii) Making	factual determinations.

(xiii) Recovering	overpayments of Plan benefits.

(xiv) Assuring	receipt of and reviewing all service provider disclosures required by regulations issued under ERISA § 408(b)(2).

(b) The	Plan Administrator shall have responsibility for:

(i)	Allocating fiduciary responsibility, other than trustee responsibilities defined in ERISA section 405(c), among fiduciaries, and designation of additional fiduciaries.

(ii) Selecting	insurance contracts to provide benefits hereunder.

12.3    Actions by Committee. In the case of any committee delegated authority by the Plan Administrator under this Article XII, a majority of its members at any time will constitute a quorum. The committee may act at a meeting, or in writing without a meeting, by the vote or assent of a majority of its members. The committee may adopt rules and procedures for committee meetings. The committee will have authority to designate in writing one of its members or any other person as the person authorized to execute papers and perform other ministerial duties on behalf of the committee.

12.4    Interested Committee Members. No member of a committee with authority under this Article XII will participate in an action of the committee on a matter that applies solely to that member.

12.5    Indemnification. In the case of any person or committee with authority under this Article XII, the Company, by the adoption of this Plan, indemnifies and holds the such person or committee members, jointly and severally, harmless from the effects and consequences of their acts, omissions, and conduct in their official capacities, except to the extent that the effects and consequences result from their own willful misconduct, breach of good faith, or gross negligence in the performance of their duties. The foregoing right of indemnification is not exclusive of other rights to which each such member has by any contract or other instrument or as a matter of law.

12.6    Conclusiveness of Action. Any action on matters within the discretion of the Plan Administrator and its delegates will be conclusive, final, and binding upon all Participants in the Plan and upon all persons claiming any rights, including Beneficiaries.

12.7    Payment of Expenses.

(a) The

members of any committee granted authority under this Article XII serve without compensation for their services. Except as set forth in (b) below, the Employer shall pay the reasonable administrative expense of the Plan.

(b) In

the case of a Participant who has an SDA in the Plan, the Participant’s SDA shall pay the reasonable expenses of third party providers of services to the SDA, including brokerage commissions and the fees of third party investment managers of the SDA, as long as those third-party service providers receiving payments from the Trust Fund are not Related Companies.

12.8    Claims Procedures. The Plan Administrator or its delegate shall make all determinations as to the right of any person to a benefit under the Plan. If the Plan Administrator or its delegate denies in whole or part any claim for a benefit under the Plan by a Participant or a Beneficiary or his or her authorized representative (“claimant”), the Plan Administrator or its delegate shall furnish the claimant with notice of the decision not later than 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If the Plan Administrator or its delegate requires an extension of time for processing a claim, the Plan Administrator or its delegate shall provide written notice of the extension to the claimant prior to the termination of the initial 90-day period. Such extension shall not exceed the period of 90 days from the end of such initial period; provided, however, that in the event the claimant fails to submit information necessary to decide a claim, the Plan shall toll such period from the date on which the Plan sends the extension notice to the claimant until the date on which the claimant responds to the request for additional information. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator or its delegate expects to render the final decision.

The written or electronic notice which the Plan Administrator or its delegate shall provide to every claimant whom the Plan Administrator or its delegate denies a claim for benefits shall set forth in an understandable manner to the claimant:

(a) The	specific reason or reasons for the denial;

(b) Specific	reference to pertinent Plan provisions on which the denial is based;

(c) A	description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d) A

description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA §502(a) following a denial, in whole or in part, of a claim on review.

A claimant may request that the Plan Administrator review the claim denial. A claimant shall make such request in writing not more than 60 days after receipt by the claimant of the denial of a claim. The Plan Administrator or its delegate shall provide the claimant upon a written request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits. The claimant shall also have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits, and the Plan Administrator or its delegate shall take into account all such information submitted without regard to whether the claimant submitted such information or the Plan Administrator or its delegate considered such information in the initial benefit determination. The Plan Administrator or its delegate shall make its decision on review not later than 60 days after receipt of the claimant’s request for review, unless special circumstances require an extension of time, in which case the Plan Administrator or its delegate shall provide written notice of the extension and explain to the claimant the circumstances prior to the termination of the initial 60-day period. The Plan Administrator or its delegate shall render a decision as soon as possible but not later than 120 days after receipt of the request for review; provided, however, in the event the claimant fails to submit information necessary to make a benefit determination on review, the Plan Administrator or its delegate shall toll such period from the date on which the Plan Administrator or its delegates sends the extension notice to the claimant until the date on which the claimant responds to the request for additional information. The Plan Administrator or its delegate shall write the decision on review, and, in the case of a claim denial, shall include specific reasons for the decision, written in a manner the claimant understands with specific references to the pertinent Plan provisions on which the Plan Administrator or its delegates based its decision. The decision on review shall also include (i) a statement that the claimant upon request and free of charge can obtain reasonable access to, and copies of, all documents, records, or other information relevant to the claimant’s claim for benefits; and (ii) a statement describing any voluntary appeal procedures offered by the Plan, and (iii) a statement of the claimant’s right to bring an action under ERISA §502(a).

A claimant must exhaust all administrative remedies under the Plan prior to bringing a cause of action under the Plan.

12.9    Restriction on Venue, Limitations on Actions, and Agreement to Pay. Anyone (including but not limited to a participant or beneficiary) who files a lawsuit in connection with the Plan must file that lawsuit only in Federal District Court in Cedar Rapids, Iowa.

Anyone (including but not limited to a participant or beneficiary) who files a lawsuit that includes a claim for benefits must file that lawsuit (1) only in Federal District Court in Cedar Rapids, Iowa and (2) no later than two years after the initial adverse benefit determination. For purposes of this section “initial adverse benefit determination” means the earliest determination that forms the basis for the challenge to the amount of benefits paid or to be paid.

Anyone (including but not limited to a participant or beneficiary) who files a lawsuit other than in Federal District Court in Cedar Rapids, Iowa and/or more than two years after the initial benefit determination will be liable for and agrees to pay any costs and fees (including reasonable attorney fees) incurred in the defense of that litigation.

SCHEDULE A

(Effective January 1, 2014)

Payments under certain short-term incentive compensation plans set forth below shall be included in the definition of “Compensation” in Section 2.14 of the Plan.

●	AEGON Companies Annual Bonus Plan

●	AEGON Companies Short Term Incentive Plan

●	AFP Supplemental Bonus Plan for SOX Employees

●	TCI Bonus Plans

●	Transamerica Finance Corporation Retention & Incentive Compensation Plan (excluding Retention & Home Run Bonus)

●	Transamerica Investment Management, LLC Bonus Payment Plan

●	Transamerica Investment Management, LLC Portfolio Management Incentive Compensation Plan

●	Transamerica Reinsurance Sales Compensation Program

●	Transamerica Reinsurance Variable Pay Plan

●	Transamerica Retirement Services Variable Pay Plan

SCHEDULE B

PARTICIPATING EMPLOYERS

Name	ParticipationEffective Date
AEGON USA Realty Advisors, Inc.	January 1, 2014
Clark Consulting, LLC	January 1, 2014
Monumental Life Insurance Company	January 1, 2014
Transamerica Financial Life Insurance Company	January 1, 2014
Transamerica Life Insurance Company	January 1, 2014
World Financial Group, Inc.	January 1, 2014